UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              INVACARE CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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                              Invacare Corporation
                                One Invacare Way
                               Elyria, Ohio 44035


                                                                   April 9, 2007
To the Shareholders of

                             INVACARE CORPORATION:

     This  year's  Annual  Meeting  of  Shareholders  will be held at 10:00 A.M.
(EDT), on Thursday, May 24, 2007, at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio. We will be reporting on Invacare's activities and you will have an opportunity to ask questions about its operations.

     We hope that you are planning to attend the annual meeting personally and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the annual meeting. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

     On behalf of the Board of Directors and management of Invacare Corporation, I would like to thank you for your continued support and confidence.


                                                     Sincerely yours,



                                                /s/ A. Malachi Mixon, III

                                                     A. Malachi Mixon, III
                                                     Chairman and
                                                     Chief Executive Officer

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]


                              Invacare Corporation

                    Notice of Annual Meeting of Shareholders
                           To Be Held On May 24, 2007

     The Annual Meeting of Shareholders of Invacare Corporation (the "Company") will be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Thursday, May 24, 2007, at 10:00 A.M. (EDT), for the following purposes:

     1. To elect four directors to the class whose three-year term will expire in 2010;

     2. To consider and vote upon amendments to the Company's Amended and Restated Articles of Incorporation to permit the Company to issue non-certificated shares;

     3. To ratify the appointment of Ernst & Young LLP as our independent auditors for our 2007 fiscal year;

     4. To consider and vote upon a shareholder proposal, if properly presented at the annual meeting; and

     5. To transact any other business as may properly come before the annual meeting.

     Holders of common shares and Class B common shares of record as of the close of business on Thursday, March 29, 2007 are entitled to vote at the annual meeting. It is important that your shares be represented at the annual meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided. Shareholders who attend the annual meeting may revoke their proxy and vote in person.

                                            By Order of the Board of Directors,



                                            Dale C. LaPorte
                                            Secretary


April 9, 2007



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                       [GRAPHIC OMITTED][GRAPHIC OMITTED]


                              Invacare Corporation
                          -----------------------------

                                 Proxy Statement
                     For the Annual Meeting of Shareholders
                                  May 24, 2007
                          -----------------------------

Why am I receiving these materials?

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Invacare for use at the Annual Meeting of Shareholders to be held on May 24, 2007 and any adjournments or postponements that may occur. The time, place and purposes of the annual meeting are set forth in the Notice of Annual Meeting of Shareholders, which accompanies this proxy statement. This proxy statement is being mailed to shareholders on or about April 9, 2007.

Who is paying for this proxy solicitation?

     We will pay the expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy. In addition to the solicitation of proxies by mail, our directors, officers or employees, without additional compensation, may make solicitations personally and by telephone. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Who is entitled to vote?

     Only shareholders of record at the close of business on March 29, 2007, the record date for the meeting, are entitled to receive notice of and to vote at the annual meeting. On this record date, there were 30,864,771 common shares and 1,111,165 Class B common shares outstanding and entitled to vote.

How many votes do I have?

     On each matter to be voted on, you have one vote for each outstanding common share you own as of March 29, 2007 and ten votes for each outstanding Class B common share you own as of March 29, 2007.

How do I vote?

     If you are a shareholder of record, you can vote in person at the annual meeting or you can vote by signing and mailing in your proxy card in the enclosed envelope. If you are a shareholder of record, the proxy holders will vote your shares based on your directions.

     If you sign and return your proxy card, but do not properly direct how your shares should be voted on a proposal, the proxy holders will vote "FOR" proposals 1, 2 and 3, and "AGAINST" proposal 4 and will use their discretion on any other proposals and other matters that may be brought before the annual meeting.

     If you hold common shares through a broker or nominee, you may vote in person at the annual meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.

How do I vote my common shares held in the Invacare Retirement Savings Plan?

     If you are a participant in the Invacare Retirement Savings Plan, the voting instruction card should be used to vote the number of common shares that you are entitled to vote under the plan. If you do not vote timely, your shares will not be counted.

What are the voting recommendations of the Board of Directors?

         Our Board of Directors recommends that you vote:

          o "For" the election of the four nominated directors to the class whose three-year term will expire in 2010;

          o    "For"  the  amendments  to the  Company's  Amended  and  Restated
               Articles  of   Incorporation  to  permit  the  Company  to  issue
               non-certificated shares;

          o "For" ratifying the appointment of Ernst & Young LLP as our independent auditors for our 2007 fiscal year; and

          o    "Against" the shareholder proposal.

What vote is required to approve each proposal?

     Except as otherwise provided by Invacare's amended and restated articles of incorporation or code of regulations, or required by law, holders of common shares and Class B common shares will at all times vote on all matters, including the election of directors, together as one class. No holder of shares of any class has cumulative voting rights in the election of directors.

     o Election of Directors (Proposal No. 1). The nominees receiving the greatest number of votes will be elected. A proxy card marked "Withhold Authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will have no effect on the election of directors.

     o Approval and adoption of the amendments to the Company's Amended and Restated Articles of Incorporation to permit the Company to issue non-certificated shares (Proposal No. 2). The approval and adoption of the amendments to the Company's Amended and Restated Articles of Incorporation to permit the Company to issue non-certificated shares requires the affirmative vote of a majority of the votes cast. A proxy card marked as "Abstain" with respect to the approval and adoption of the amendments to the Company's Amended and Restated Articles of Incorporation will not be voted, although it will be counted for purposes of determining the number of shares entitled to vote. Accordingly, if you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect on the approval and adoption of the amendment to the plan.

     o Ratification of Auditors (Proposal No. 3). Ratification of the appointment of Ernst & Young LLP as our independent auditors requires the affirmative vote of a majority of the votes cast. A proxy card marked as "Abstain" with respect to the ratification of the appointment of Ernst & Young LLP will not be voted, although it will be counted for purposes of determining the number of shares entitled to vote. Accordingly, if you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect on the ratification.

     o Approval of Shareholder Proposal (Proposal No. 4). If properly presented at the annual meeting, the approval of the shareholder proposal requires the affirmative vote of a majority of the votes cast. A proxy card marked as "Abstain" with respect to the Shareholder Proposal will not be voted, although it will be counted for purposes of determining the number of shares entitled to vote. Accordingly, if

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
          you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect on the approval of the shareholder proposal.

What constitutes a quorum?

     A quorum of shareholders will be present at the annual meeting if at least a majority of the aggregate voting power of common shares and Class B common shares outstanding on the record date are represented, in person or by proxy, at the annual meeting. On the record date, 41,976,421 votes were outstanding; therefore, shareholders representing at least 20,988,211 votes will be required to establish a quorum. Abstentions and broker non-votes will be counted towards the quorum requirement.

Can I revoke or change my vote after I submit a proxy?

     Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the annual meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice to our Secretary, or by attending the annual meeting and voting in person. You should be aware that simply attending the annual meeting will not automatically revoke your previously submitted proxy, rather you must notify an Invacare representative at the annual meeting of your desire to revoke your proxy and vote in person.

                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

     At the annual meeting, four directors will be elected to serve a three-year term until the annual meeting in 2010 or until their successors have been elected and qualified. Each of the nominees is presently a director of Invacare and has indicated their willingness to serve another term as a director if elected. If any nominee should become unavailable for election, which is not currently expected, it is intended that the shares represented by proxy will be voted for any substitute nominee(s) as may be named by the Board of Directors. In no event will the proxy holders vote for more than four nominees or for persons other than those named below and any substitute nominee for any of them.

Nominees for Terms Expiring in 2010

     John R. Kasich, 54, has been a director since 2001. Mr. Kasich is a Managing Director of Lehman Brothers' investment banking group. He spent 18 years as a member of the House of Representatives of the United States Congress, and served as head of the House Budget Committee from 1995 to 2000. He was the chief architect of the Balanced Budget Act of 1997, which eliminated the federal budget deficits. As a committee chairman, he was the House's top negotiator with the White House over details of the plan, setting spending limits for all federal government agencies and cutting taxes. Mr. Kasich serves as a director of Worthington Industries, Inc. (NYSE), Columbus, Ohio, a diversified steel processor that focuses on steel processing and metals-related businesses. Mr. Kasich is also the host of "Heartland" on the Fox News Channel.

     Dan T. Moore, III, 67, has been a director since 1980. Mr. Moore has been President of Dan T. Moore Co. since 1979 and is Chairman of four advanced materials manufacturing companies: Flow Polymers, Inc., Soundwich, Inc., Team Wendy LLC and Impact Ceramics LLC. He is a director of Hawk Corporation (AMEX), Cleveland, Ohio, a supplier of friction products for brakes, clutches, and transmissions used in aerospace, industrial and specialty applications, and is a director of Park-Ohio Holdings Corp (NasdaqNM), Cleveland, Ohio, a provider of supply chain logistics and a manufacturer of engineered products. Mr. Moore is also a Trustee of the Cleveland Clinic Foundation.

     Joseph B. Richey, II, 70, has been a director since 1980. Mr. Richey has been President-Invacare Technologies and Senior Vice President-Electronic and Design Engineering since 1992. Previously, Mr. Richey was Senior Vice President-Product Development from 1984 to 1992, and Senior Vice President and General Manager-North American Operations from September 1989 to September 1992. Mr. Richey also serves as a director of Steris Corporation (NYSE), Cleveland, Ohio, a manufacturer and distributor of medical sterilizing equipment and as

Chairman of the Board of Directors and CEO of NeuroControl Corporation, North Ridgeville, Ohio, a privately held company, which develops and markets electromedical stimulation systems for stroke patients, and is a member of the Board of Trustees for Case Western Reserve University and The Cleveland Clinic Foundation.

     General James L. Jones, 63, was unanimously elected to the board by Invacare's current directors effective March 2, 2007. General Jones was commissioned into the Marine Corps in 1967, served in Vietnam as a platoon and company commander and became Commandant of the Marine Corps in 1999. General Jones graduated from the National War College in 1985 and later served as Military Assistant to the U.S. Secretary of Defense. General Jones recently retired as Supreme Allied Commander of NATO (North Atlantic Treaty Organization) and Commander of the United States European Command. General Jones has a Bachelor of Science degree and Honorary Doctorate from Georgetown University.

           Invacare's Board of Directors recommends that shareholders vote "FOR" the election of the four directors to the class whose three-year term will expire in 2010.

Directors whose Terms Will Expire in 2009

     James C. Boland, 67, has been a director since 1998. Mr. Boland served as President and Chief Executive Officer of CAVS/Gund Arena Company (the Cleveland Cavaliers, a professional team, and Gund Arena) from January 1998 to December 31, 2002, at which time he became Vice-Chairman of the company. The name of the company was changed to Cavaliers Operating Company, LLC in 2005. Before his retirement from Ernst & Young LLP in 1998, Mr. Boland served for 22 years as a partner of Ernst & Young in various roles, including Vice Chairman and Regional Managing Partner, as well as a member of the firm's Management Committee from 1988 to 1996, and as Vice Chairman of National Accounts from 1997 to his retirement. Mr. Boland is a director of The Sherwin-Williams Company (NYSE), Cleveland, Ohio, a manufacturer and distributor of coatings and related products and The Goodyear Tire & Rubber Company (NYSE), Akron, Ohio, one of the world's leading manufacturers of tires and rubber products, and is a Trustee of Bluecoats, Inc. and The Harvard Business School Club of Cleveland.

     Gerald B. Blouch, 60, has been President and a director of Invacare since November 1996. Mr. Blouch has been Chief Operating Officer since December 1994 and Chairman-Invacare International since December 1993. Previously, Mr. Blouch was President-Homecare Division from March 1994 to December 1994 and Senior Vice President-Homecare Division from September 1992 to March 1994. Mr. Blouch served as Chief Financial Officer of Invacare from May 1990 to May 1993 and Treasurer of Invacare from March 1991 to May 1993. Mr. Blouch is also a director of NeuroControl Corporation, North Ridgeville, Ohio, a privately held company, which develops and markets electromedical stimulation systems for stroke patients.

     William M. Weber, 67, has been a director since 1988. In August 2005, Mr. Weber became President and CEO of Air Enterprises L.L.C., which designs and manufactures custom high end air handling equipment for critical areas in the hospital, drug and educational markets. Mr. Weber also serves as a director of Air Enterprises L.L.C. From 1994 to 2005, Mr. Weber was President of Roundcap L.L.C. and a principal of Roundwood Capital L.P., a partnership that invested in public and private companies. From 1968 to 1994, Mr. Weber was President of Weber, Wood, Medinger, Inc., Cleveland, Ohio, a commercial real estate brokerage and consulting firm.


Directors whose Terms Will Expire in 2008

     Michael F. Delaney, 58, has been a director since 1986. Since 1983, Mr. Delaney has been the Associate Director of Development of the Paralyzed Veterans of America, a national veterans' service organization in Washington, D.C. In October 2003, Mr. Delaney's title changed to Development Officer, Corporate Marketing.

     C. Martin Harris, M.D., 50, has been a director since 2003. Since 1996, Dr. Harris has been the Chief Information Officer and Chairman of the Information Technology Division of The Cleveland Clinic Foundation in Cleveland, Ohio and a Staff Physician for The Cleveland Clinic Hospital and The Cleveland Clinic

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Foundation Department of General Internal Medicine. Additionally, since 2000, he has been Executive Director of e-Cleveland Clinic, a series of e-health clinical programs offered over the Internet. Nationally, Dr. Harris serves as the Chairman of the National Health Information Infrastructure (NHII) Task Force of the Healthcare Information and Management Systems Society (HIMSS), the largest information and management systems society in the world. He is also the Chairman of the Foundation Board for the e-Health Initiative, a public policy and advocacy group that encourages the interoperability of information technology in healthcare.

     Bernadine P. Healy, M.D., 62, has been a director since 1996. Dr. Healy has been a columnist and Health Editor for U.S. News & World Report since October 2002. She has served on The President's Council of Advisors on Science and Technology (PCAST) since 2001, and served as a chair of the Ohio Commission to Reform Medicaid in 2003. Dr. Healy was President and CEO, American Red Cross from September 1999 to December 2001. From 1995 to August 1999, Dr. Healy served as the Dean and Professor of Medicine of the College of Medicine and Public Health of The Ohio State University, Columbus, Ohio. Dr. Healy is a Trustee of the Battelle Memorial Institute in Columbus, Ohio and is a director of Ashland, Inc. (NYSE), Covington, Kentucky, a company in specialized chemicals; The Progressive Corporation (NYSE), Cleveland, Ohio, an automobile insurance company; and National City Corporation (NYSE), Cleveland, Ohio, a financial holding company with assets over $100 billion, providing a full range of banking and financial services.

     A. Malachi Mixon, III, 66, has been a director since 1979. Mr. Mixon has been Chief Executive Officer since 1979 and Chairman of the Board since 1983 and also served as President until 1996, when Gerald B. Blouch, Chief Operating Officer, was elected as our President. Mr. Mixon serves as a director of The Lamson & Sessions Co. (NYSE), Cleveland, Ohio, a supplier of engineered thermoplastic products, and The Sherwin-Williams Company (NYSE), Cleveland, Ohio, a manufacturer and distributor of coatings and related products. Mr. Mixon also serves as Chairman of the Board of Trustees of The Cleveland Clinic
Foundation, Cleveland, Ohio, one of the world's leading academic medical centers.



          APPROVAL AND ADOPTION OF AMENDMENTS TO THE COMPANY'S AMENDED
                     AND RESTATED ARTICLES OF INCORPORATION
                                (Proposal No. 2)

     The Board of Directors has approved, subject to the approval and adoption by the Company's shareholders, a certificate of amendment (the "Amendment") containing amendments to the Company's Amended and Restated Articles of Incorporation that would allow the Company to issue shares and provide for transfers of shares without issuing physical certificates to evidence those shares ("non-certificated shares").

     We are asking our  shareholders  to approve and adopt the  Amendment to the
Amended  and  Restated  Articles  of  Incorporation.   This  item  requires  the
affirmative vote of a majority of the votes cast at the Annual Meeting. The Board of Directors recommends that you vote "For" this proposal.

     The full text of the Amendment to the Amended and Restated Articles of Incorporation is attached to this proxy statement as Appendix A. The following description of the Amendment is qualified in its entirety by reference to Appendix A.

Current Articles of Incorporation Requirements

     The Company's Amended and Restated Articles of Incorporation currently can be interpreted to require the Company to issue physical certificates to each shareholder of record evidencing the shares owned by such shareholder. The current version of the Amended and Restated Articles of Incorporation was consistent with the requirements of Ohio law when adopted. However, in view of changes in Ohio law, developments in technology and recordkeeping processes and, in particular, listing requirements recently adopted by the New York Stock Exchange (the "NYSE"), the Board of Directors believes that the Company should have the flexibility to issue non-certificated shares.

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
Reason for and Effects of Proposed Amendment

     Ohio law now permits the Company, subject to certain restrictions, to issue shares and provide for transfers of shares without issuing physical certificates to evidence those shares. In addition, the NYSE, the exchange on which the Company's shares are traded, recently adopted listing requirements mandating that, effective January 1, 2008, companies listed on the NYSE, such as the Company, be eligible to issue non-certificated shares so that they may participate in a "Direct Registration Program" operated by a security depository. The proposed Amendment to the Amended and Restated Articles of Incorporation is necessary in order for the Company to be eligible to issue non-certificated shares and participate in this program, as required under NYSE rules. Accordingly, the proposed Amendment would permit the Company to issue such non-certificated shares to shareholders of record, while at the same time mandating that the Company continue to comply with all applicable legal requirements and the listing standards of NYSE with respect to issuing shares. In addition, the Amendment also would provide that, with the exception of shares held under certain employee benefit plans (as to which the Company may require, unless prohibited by law, that non-certificated shares be issued), each shareholder of record would have a right, so long as it is required by applicable law and upon request, to have a physical certificate or certificates issued to evidence his or her shares.

     If approved by shareholders and implemented by the Company, a non-certificated share program would be administered by the Company's transfer agent, currently National City Bank. Under such a program, the transfer agent would maintain an electronic record of the name of the applicable shareholder of record and the number of shares owned. The transfer agent also would maintain systems and controls designed to track accurately the ownership of non-certificated shares by shareholders of record and, when directed by the shareholder, to provide for the transfer of such shares pursuant to those directions. Except as otherwise may be required by law, and subject to the terms of any applicable employee benefit plan, the rights and obligations of holders of non-certificated shares and holders of physical shares for a particular class and series of shares would be identical.

     While the proposed Amendment would make the Company eligible to issue non-certificated shares, the Company does not currently anticipate issuing non-certificated shares to shareholders of record. The Company will consider this issue from time to time and, if the Company determines in the future that the cost savings, ease of administration, technical feasibility or shareholder acceptance of such a program justify the use of non-certificated shares for shareholders of record, the Board of Directors may choose to implement such a program in the future. However, as noted above, even if a non-certificated share program were to be implemented in the future, the proposed Amendment to the Amended and Restated Articles of Incorporation provides that each shareholder would have a right, so long as it is required by applicable law and upon request, to have physical certificates issued to evidence his or her shares.

          The Company's Board of Directors recommends that shareholders vote "FOR" the approval and adoption of the Amendment to the
                 Amended and Restated Articles of Incorporation.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (Proposal No. 3)

     The Audit Committee has appointed Ernst & Young LLP to continue as our independent auditors and to audit our financial statements for the year ended December 31, 2007. The Audit Committee and the Board of Directors are asking you to ratify this appointment. During the year ended December 31, 2006, Ernst & Young LLP served as our principal auditors and provided tax and other services. See "Independent Auditors." Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Invacare's Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent auditors.

                              SHAREHOLDER PROPOSAL
                                (Proposal No. 4)

     The proposal set forth below has been submitted by a group of the Company's shareholders. The Company will furnish to any person, orally or in writing as requested, the name and address of, and the number of Common Shares held by, the shareholder proponents promptly upon any written or oral request.

                              Shareholder Proposal

     A group of shareholders has given notice that it intends to present the proposal set forth below for action at the Annual Meeting.

     "BE IT RESOLVED, that the stockholders of Invacare Corporation request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately, and be applicable to the re-election of any incumbent director whose term, under the current classified system, subsequently expires."

     The following statement was submitted in support of the resolution:

     "We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, for three-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

     In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.

     We urge your support for the proposal to repeal the classified board and establish that all directors be elected annually."

                         Statement of Board of Directors
                          Opposing Shareholder Proposal

     The Board of Directors unanimously recommends that you vote AGAINST this shareholder proposal. The Board of Directors does not believe that this proposal will promote the best interests of the Company or its shareholders.

     The Company's Code of Regulations provides for the election of directors in three classes. Each class serves for a term of three years, with one class, constituting approximately one-third of the Board of Directors, being elected each year at the Company's Annual Meeting of Shareholders.

     The election of directors by classes assures that approximately two-thirds of the Board will have prior experience with and knowledge of Invacare. This provides needed continuity and solid knowledge of the Company's business and the industry in which it operates. Directors familiar with Invacare are able to provide informed oversight of corporate policies and the perspective necessary for the orderly development of sound, long-term strategic planning. An abrupt change in the Board of Directors could impair Invacare's progress in achieving its long-term strategic goals.

     It is important that Invacare's employees, shareholders, customers and suppliers, as well as others with whom the Company does business, are able to rely on the continuity and stability of the Company's corporate policies.

     A classified board reduces the Company's vulnerability to certain potentially abusive takeover tactics and encourages potential acquirers to enter into arm's length negotiations with experienced directors as opposed to a few large shareholders. The ability to resist abusive takeover tactics allows the Board of Directors to consider how best to preserve Invacare's long-term value to shareholders as well as its relationships with its customers, suppliers and employees around the globe. A classified board gives the Board of Directors the opportunity to review any takeover proposal, study appropriate alternatives and achieve the best results for all shareholders, both large and small.

     The Board of Directors believes that directors elected to a classified board are no less accountable or responsive to shareholders than they would be if elected annually. The same standards of performance apply to all directors regardless of the term of service. Invacare's Code of Regulations permits the removal of directors for cause by majority vote at any special meeting of shareholders properly called for that purpose, subject to certain limitations as described in the Code of Regulations. Accordingly, you have the opportunity as shareholders to express your views regarding the Board's performance and to influence its composition by voting at each annual election of directors and through the removal procedures permitted by Invacare's Code of Regulations.

 The Board of Directors remains convinced that a classified board is in the best interest of Invacare and its shareholders and should not be changed.
         Accordingly, the Board of Directors unanimously recommends that shareholders vote AGAINST the adoption of the
                     Shareholder Proposal (Proposal No. 4).

SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

Who are the largest holders of Invacare's outstanding common shares and what is their total voting power?

     The following table shows, as of February 23, 2007, the share ownership of each person or group known by Invacare to beneficially own more than 5% of either class of common shares of Invacare:

                                                                                   Class B
                                                    Common Shares               Common Shares
                                                  Beneficially owned         Beneficially owned*
                                               -------------------------     ---------------------      Percentage of
                                                  Number                     Number                  total voting power
Name and business address                           of                         of                       beneficially
of beneficial owner                               Shares      Percentage     shares     Percentage          owned
------------------------                          ------      ----------     ------     ----------    ---------------
A. Malachi Mixon, III                           2,493,158          7.7%     703,912       63.3%             21.9%
One Invacare Way,
Elyria, Ohio 44035 (1)

Joseph B. Richey, II                              841,141          2.7%     376,262       33.9%             10.9%
One Invacare Way,
Elyria, Ohio 44035 (2)

Ariel Capital Management, LLC                   8,142,169         26.4%        -            -               19.4%
200 E. Randolph Dr., Suite 2900,
Chicago, IL 60601 (3)(4)

NFJ Investment Group LP                         1,807,450          5.9%        -            -                4.3%
2100 Ross Avenue, Suite 1840,
Dallas, TX 75201 (3)(5)

Lord, Abbett & Co. LLC                          1,706,671          5.5%        -            -                4.1%
90 Hudson Street,
Jersey City, NJ 07302 (3)(6)

Wellington Management Company, LLP              1,602,260          5.2%        -            -                3.8%
75 State Street,
Boston, MA 02109 (3)(7)

* All holders of Class B common shares are entitled to convert any or all of their Class B common shares to common shares at any time, on a share-for-share basis. In addition, Invacare may not issue any additional Class B common shares unless the issuance is in connection with share dividends on, or share splits of, Class B common shares.

(1) Includes 1,474,050 common shares that may be acquired upon the exercise of stock options during the 60 days following February 23, 2007. For purposes of calculating the percentage of outstanding common shares beneficially owned by Mr. Mixon and his percentage of total shares beneficially owned, the common shares which he had the right to acquire during that period by exercise of stock options are considered to be outstanding. The number of shares shown as beneficially owned by Mr. Mixon also includes (i) 18,482 common shares owned by the trustee for Invacare Retirement Savings Plan,
     (ii) 279,283 common shares owned of record by Mr. Mixon's spouse, (iii) 24,576 common shares owned by the trustee for a 1997 grantor retained annuity trust created by Mr. Mixon, (iv) 24,577 common shares owned by the trustee for a 1997 grantor retained annuity trust created by Mr. Mixon's spouse, (v) 39,866 common shares owned by the trustee for a 2003 grantor retained annuity trust created by Mr. Mixon, and (vi) 39,866 common shares owned by the trustee for a 2003 grantor retained annuity trust created by

     Mr. Mixon's spouse. Mr. Mixon disclaims beneficial ownership of the shares held by his spouse and the grantor retained annuity trusts created by the reporting person's spouse.

(2) Includes 182,500 common shares, which may be acquired upon the exercise of stock options during the 60 days following February 23, 2007. For purposes of calculating the percentage of outstanding common shares beneficially owned by Mr. Richey and his percentage of total shares beneficially owned, the common shares which he had the right to acquire during that period by exercise of stock options are deemed to be outstanding.

(3) The number of common shares beneficially owned is based upon a Schedule 13G filed by the holder with the SEC to reflect share ownership as of December 31, 2006.

(4) The Schedule 13G was filed by Ariel Capital Management, LLC, which has sole voting power with respect to 6,297,272 of the 8,142,169 common shares held, and sole dispositive power with respect to 8,141,299 of the 8,142,169 common shares held.

(5) The Schedule 13G was filed by NFJ Investment Group LP, which has sole voting power and sole dispositive power with respect to all 1,807,450 of the common shares held.

(6) The Schedule 13G was filed by Lord Abbett & Co. LLC, which has sole voting power with respect to 1,599,971 of the 1,706,671 common shares held, and sole dispositive power with respect to all 1,706,671 of the common shares held.

(7) The Schedule 13G was filed by Wellington Management Company, LLP, which has sole voting power and sole dispositive power with respect to none of the 1,602,260 common shares held.

How many common shares do each of Invacare's directors and executive officers hold and what is their level of total voting power?

     The following table sets forth, as of February 23, 2007, the share ownership of all directors, our Chief Executive Officer and our four other highest paid executive officers and all directors and executive officers as a group:

                                             Common Shares  Class B         Common Shares
                                               beneficially owned         beneficially owned**
                                            ------------------------    -----------------------       Percentage of
                                                                                                    total voting power
                                              Number                     Number                        beneficially
 Name of beneficial owner                   of shares     Percentage    of shares    Percentage           owned
 ------------------------                   ---------     ----------    ---------    ----------           -----
 Gerald B. Blouch(3).......................   774,043        2.5%          -             -                 1.8%
 James C. Boland (3).......................    56,072          *           -             -                   *
 Michael F. Delaney (3)....................    25,105          *           -             -                   *
 C. Martin Harris, M.D. (3)................    23,925          *           -             -                   *
 Bernadine P.  Healy, M.D. (3).............    47,320          *           -             -                   *
 John R. Kasich (3)........................    36,419          *           -             -                   *
 A. Malachi Mixon, III (1)................. 2,493,158        7.7%        703,912       63.3%              21.9%
 Dan T. Moore, III(3)......................   115,696          *           -             -                   *
 Joseph B. Richey, II(2)...................   841,141        2.7%        376,262       33.9%              10.9%
 Louis F.J. Slangen(3).....................   205,394          *            -            -                   *
 Gregory C. Thompson (3)...................   187,661          *            -            -                   *
 William M. Weber(3).......................   123,278          *            -            -                   *
 All executive officers and Directors as
 a group (14 persons) (3).................. 5,009,262       14.8%      1,080,174       97.2%              35.2%

                                       10

*    Less than 1%.
** All holders of Class B common shares are entitled to convert any or all of their Class B common shares to common shares at any time, on a share-for-share basis. In addition, Invacare may not issue any additional Class B common shares unless the issuance is in connection with share dividends on, or share splits of, Class B common shares.

(1)  See Footnote 1 to the preceding table.

(2)  See Footnote 2 to the preceding table.

(3) The common shares beneficially owned by Invacare's executive officers and directors as a group include an aggregate of 2,879,668 common shares which may be acquired upon the exercise of stock options during the 60 days following February 23, 2007. For purposes of calculating the percentage of outstanding common shares beneficially owned by each of Invacare's executive officers and directors, and all of them as a group, and their percentage of total shares beneficially owned, common shares which they had the right to acquire by exercise of stock options within 60 days of February 23, 2007, are considered to be outstanding. The number of common shares that may be acquired by the exercise of such stock options for the noted individuals is as follows: Mr. Blouch, 625,900 shares; Mr. Boland, 53,064 shares; Mr. Delaney, 14,105 shares; Dr. Harris, 23,925 shares; Dr. Healy, 36,437 shares; Mr. Kasich, 36,419 shares; Mr. Moore, 29,953 shares; Mr. Slangen, 173,000 shares; Mr. Thompson, 159,100 shares; and Mr. Weber, 18,365 shares.

Section 16(a) Beneficial Ownership Compliance

     The rules of the SEC require us to disclose late filings of reports of stock ownership, and changes in stock ownership, by our directors and executive officers. To the best of Invacare's knowledge, all of the filings were made on a timely basis in 2006.

                              CORPORATE GOVERNANCE

How many times did the Board meet in 2006?

     The Board of Directors held five meetings during the fiscal year ended December 31, 2006. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period he or she served as a director and (2) the total number of meetings held by committees of the Board on which he or she served. Board members are expected to attend Invacare's annual meeting of shareholders, and each director attended last year's annual shareholder meeting. The non-management directors meet in executive sessions after the end of each of the regularly scheduled Board meetings. The chairpersons of the four standing committees of the Board rotate presiding over such sessions.

What codes of ethics apply to directors, officers and employees?

     We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. We also have adopted a separate Financial Code of Ethics that applies to our Chief Executive Officer (our principal executive officer) and our Chief Financial Officer (our principal financial officer and principal accounting officer). You can find both codes on our website at www.invacare.com by clicking on the link for Investor Relations. We will post any amendments to the codes, as well as any waivers that are required to be disclosed pursuant to the rules of the Securities and Exchange Commission and the New York Stock Exchange, on our website. You also can obtain a printed copy of these documents, free of charge, by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, OH 44036-2125.

Has the Board adopted corporate governance guidelines?

     The Board has adopted Corporate Governance Guidelines. This document can be found on our website at www.invacare.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, OH 44036-2125.

Who are the current members of the different Board committees?

------------------------------- ------------- --------------------------------------- --------------- --------------
                                                          Compensation,
                                   Audit            Management Development and          Nominating     Investment
Director                         Committee        Corporate Governance Committee        Committee       Committee
------------------------------- ------------- --------------------------------------- --------------- --------------
Gerald B. Blouch
James C. Boland                      *                          **
Michael F. Delaney                                                                                          *
C. Martin Harris, M.D.                                                                                      *
Bernadine P. Healy, M.D.                                        *                                           **
General James L. Jones                                                                      *               *
John R. Kasich                                                                              **              *
A. Malachi Mixon, III
Dan T. Moore, III                    *                                                      *
Joseph B. Richey, II
William M. Weber                     **                         *                           *
------------------------------- ------------- --------------------------------------- --------------- --------------

----------
     *    Member
     **   Chairperson

What are the principal functions of the Board committees?

     The Board has an Audit Committee; a Compensation, Management Development and Corporate Governance Committee; a Nominating Committee; and an Investment Committee.

     Audit Committee. The Audit Committee assists the Board in monitoring (i) Invacare's compliance with legal and regulatory requirements, (ii) the integrity of Invacare's financial statements, and (iii) the independence, performance and qualifications of Invacare's internal and independent auditors. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board of Directors, a copy of which is available at www.invacare.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, OH 44036-2125. The Audit Committee met eight times during 2006.

     Our Board has determined that each member of the Audit Committee satisfies the current independence standards of the New York Stock Exchange listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Board also has determined that each of James C. Boland and William
M. Weber qualify as an "audit committee financial expert" as that term is defined in Item 407(d)(5) of Regulation S-K. As audit committee financial experts, each of Messrs. Boland and Weber satisfy the New York Stock Exchange accounting and financial management expertise requirements.

     Compensation,  Management  Development and Corporate Governance  Committee.
The Compensation, Management Development and Corporate Governance Committee assists the Board in developing and implementing (i) executive compensation programs that are fair and equitable and that are effective in the recruitment, retention and motivation of executive talent required to successfully meet Invacare's strategic objectives, (ii) a management succession plan that meets Invacare's present and future needs, and (iii) Invacare's corporate governance policies and guidelines. See "Compensation Discussion and Analysis" below for additional information on the committee and its activities. Each of the current members of the Compensation, Management Development and Corporate Governance Committee is independent within the meaning of the New York Stock Exchange listing standards and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Compensation, Management Development and Corporate Governance Committee, which is available at www.invacare.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, OH 44036-2125. The Committee met four times during 2006.

     Nominating Committee. The Nominating Committee assists the Board in identifying and recommending individuals qualified to become directors and will consider all qualified nominees recommended by shareholders. Each of the current members of the Nominating Committee is independent within the meaning of the New York Stock Exchange listing standards and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Nominating Committee, which is available at www.invacare.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, OH 44036-2125. The Nominating Committee met one time during 2006.

     Investment Committee. The Investment Committee assists the Board in monitoring the investments of the Invacare Retirement Savings Plan and other plans designated by the Board or the Investment Committee. Each of the current members of the Investment Committee is independent within the meaning of the New York Stock Exchange listing standards and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Investment Committee, which is available at www.invacare.com by clicking on the link for Investor Relations. You also can obtain a printed copy of this document, free of charge, by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, P.O. Box 4028, Elyria, OH 44036-2125. The Investment Committee met one time during 2006.

How does the Board determine whether non-employee directors are independent?

     To be considered independent under the New York Stock Exchange independence criteria under Section 303A (the "NYSE Standards"), the Board of Directors must determine that a director does not have a direct or indirect material relationship with Invacare. The Board of Directors has adopted the following guidelines (set forth in the Corporate Governance Guidelines) to assist it in making such determinations:

     A director will be considered independent if he or she, at any time that is considered relevant under the NYSE Standards (subject to any applicable transition rules of the NYSE Standards):

     (i)  has not been employed by Invacare or its affiliates;
     (ii) has not had an immediate family member who has been employed by Invacare or its affiliates as an executive officer;
     (iii) has not received, and has not had an immediate family member who has received, more than $100,000 per year in direct compensation from Invacare, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not in any way contingent on continued service);
     (iv) has not been affiliated with or employed by a present or former internal or external auditor of Invacare; (v) has not had an immediate family member who has been affiliated with or employed in a professional capacity (partner, principal or manager) by a former internal or external auditor of Invacare;
     (vi) has not been employed, and has not had an immediate family member who has been employed, as an executive officer of another company where any of Invacare's present executives serve on that company's compensation committee; and
     (vii) has not been an executive officer or an employee of another company, and has not had an immediate family member who has been an executive officer of another company, that does business with Invacare and makes payments to, or receives payments from, Invacare for property or services in an amount that, in the most recent fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

     Additionally, the following commercial and charitable relationships will be considered immaterial relationships and a director will be considered independent if he or she does not have any of the relationships described in clauses (i) - (vii) above, and:

     (i) is not an executive officer of another company, and does not have an immediate family member who is an executive officer of another company, that is indebted to the Company, or to which Invacare is indebted, where the total amount of either company's indebtedness to the other is more than 5% of the total consolidated assets of the other company and exceeds $100,000 in the aggregate; and
     (ii) does not serve, and does not have an immediate family member who serves, as an officer, director or trustee of a foundation (other than Invacare's foundation), university, charitable or other not for profit organization, and Invacare's, or Invacare foundation's, annual discretionary charitable contributions (any matching of employee charitable contributions will not be included in the amount of contributions for this purpose) to the organization, in the aggregate, are more than 5% percent of that organization's total annual revenues (or charitable receipts in the event such organization does not generate revenues).

     In the event that a director has a relationship of the type described in clauses (i) or (ii) in the immediately preceding paragraph that falls outside of the "safe harbor" thresholds set forth in such clauses (i) and (ii), or if the director had any such relationship during the prior three years that fell outside of such "safe harbor" thresholds, then in any such case, the Board of Directors annually shall determine whether the relationship is material or not, and therefore, whether the director would be independent or not. Invacare will explain in its next proxy statement the basis for any Board of Directors determination that a relationship is immaterial despite the fact that it does not meet the categorical standards of immateriality set forth in clauses (i) and
(ii) in the immediately preceding paragraph.

     In addition, any director serving on the Audit Committee of Invacare may not be considered independent if he or she directly or indirectly receives any compensation from Invacare other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not in any way contingent on continued service).

     The Board examined the transactions and relationships between Invacare and its affiliates and each of the directors, any of their immediate family members and their affiliates. Based on this review, the Board affirmatively determined that each of Messrs. Delaney, Boland, Weber, Kasich and Moore, Dr. Harris, Dr. Healy and General Jones is independent and do not have any direct or indirect material relationship with Invacare pursuant to the categorical standards set forth in Invacare's Corporate Governance Guidelines.

How are proposed director nominees identified, evaluated and recommended for nomination?

     The Nominating Committee will seek candidates for an open director position by soliciting suggestions from Committee members, the Chairman of the Board, incumbent directors, senior management or others. The Committee also may retain a third-party executive search firm to identify candidates from time to time. Additionally, the Committee will consider any unsolicited recommendation for a potential candidate to the Board from Committee members, the Chairman of the Board, other Board members, management and shareholders. The Committee will accept shareholder recommendations regarding potential candidates for the Board, provided that shareholders send their recommendations to the Chairperson of the Committee, c/o Executive Officers, Invacare Corporation, One Invacare Way, Elyria, Ohio 44036, with the following information:

     o    The name and contact information for the candidate;

     o A brief biographical description of the candidate, including his or her employment for at least the last five years, educational history, and a statement that describes the candidate's qualifications to serve as a director;

     o A statement describing any relationship between the candidate and the nominating shareholder, and between the candidate and any employee, director, customer, supplier, vendor or competitor of Invacare; and

     o The candidate's signed consent to be a candidate and to serve as a director if nominated and elected, including being named in Invacare's proxy statement.

     Once the Nominating Committee has identified a prospective candidate, the Committee makes a determination whether to conduct a full evaluation of the candidate. This initial determination is based primarily on the Board's need to fill a vacancy or desire to expand the size of the Board, the likelihood that the candidate can meet the Nominating Committee's evaluation criteria set forth below, as well as compliance with all other legal and regulatory requirements. The Nominating Committee will rely on public information about a candidate, personal knowledge of any committee or Board member or member of management regarding the candidate, as well as any information submitted to the Committee by the person recommending a candidate for consideration. The Nominating Committee, after consultation with the Chairman of the Board, will decide whether additional consideration of the candidate is warranted.

     If additional consideration is warranted, the Nominating Committee may request the candidate to complete a questionnaire that seeks additional information about the candidate's independence, qualifications, experience and other information that may assist the Committee in evaluating the candidate. The Committee may interview the candidate in person or by telephone and also may ask the candidate to meet with senior management. The Committee then evaluates the candidate against the standards and qualifications set out in the Nominating Committee's charter. Additionally, the Nominating Committee shall consider other relevant factors as it deems appropriate (including independence issues and familial or related party relationships).

     Before nominating an existing director for re-election at an annual meeting, the Committee will consider:

     o    The director's value to the Board; and

     o Whether the director's re-election would be consistent with Invacare's governance guidelines.

     After completing the Nominating Committee's evaluation of new candidates or existing directors whose term is expiring, if the Committee believes the candidate would be a valuable addition to the Board or the existing director is a valued member of the Board, then the Nominating Committee will make a recommendation to the full Board that such candidate or existing director should be nominated by the Board. The Board will be responsible for making the final determination regarding prospective nominees after considering the recommendation of the Committee. These procedures were adhered to with respect to nominees for election at this meeting, who were unanimously recommended by the Nominating Committee and the entire Board of Directors.

How can shareholders communicate with the Board?

     Shareholders may communicate their concerns directly to the entire Board or specifically to non-management directors of the Board. Such communications may be confidential or anonymous, if so designated, and may be submitted in writing to the following address: Shareholder Communication, c/o Executive Offices, Invacare Corporation, One Invacare Way, Elyria, Ohio 44036. The status of all outstanding concerns addressed to the entire Board or only to non-management directors will be reported to the Chairman of the Board or to the chair of the Audit Committee, respectively, on a quarterly basis.

Certain Relationships and Related Transactions

     The Company has adopted a written policy for the review of transactions with related persons. The policy generally requires review, approval or ratification of transactions involving amounts exceeding $120,000 in which the Company is a participant and in which a director, director-nominee, executive officer, or a significant shareholder of the Company, or an immediate family member of any of the foregoing persons, has a direct or indirect material interest. These transactions must be reported for review by the Compensation, Management Development and Corporate Governance Committee. Following review, the Compensation, Management Development and Corporate Governance Committee determines to approve or ratify these transactions, taking into account, among other factors it deems appropriate, whether they are on terms no less favorable to the Company than those available with other unaffiliated parties and the extent of related person's interest in the transaction. The Chairman of the

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Compensation,  Management Development and Corporate Governance Committee has the
authority to approve or ratify any related party transaction in which the aggregate amount involved is expected to be less than $1,000,000. The policy provides for standing pre-approval of certain related party transactions, even
if  the  amounts  involved  exceed  $120,000,   including  certain  transactions
involving: compensation paid to executive officers and directors of the Company; other companies or charitable organizations where the amounts involved do not exceed $1,000,000 or 2% of the organization's total annual revenues or receipts; proportional benefits to all shareholders; rates or charges determined by competitive bids; services as a common or contract carrier or public utility; and banking-related services.

     During 2006, Invacare purchased travel services from a third party private aircraft charter company. One of the aircraft available for use by the charter company is owned by an entity owned by Mr. Mixon and Mr. Richey. Invacare paid approximately $1,013,000 to the charter company in 2006 for use of the aircraft owned by Mr. Mixon and Mr. Richey. Invacare believes that the transactions were on terms no less favorable than those Invacare would expect to obtain from unrelated parties.

     Since early 1995, Invacare has made investments in and loans to NeuroControl Corporation ("NeuroControl"), a North Ridgeville, Ohio-based privately-held company that develops and markets electromedical stimulation systems for stroke patients. During 2006, Invacare loaned NeuroControl $1,600,000 to help support its efforts to obtain FDA approval to market its stimulation systems in the United States. As of December 31, 2006, Invacare had no net exposure related to its investment in and advances to NeuroControl after consideration of cumulative reserves and amounts written-off, totaling approximately $26 million. A substantial portion of Invacare's investment and advances was made pursuant to a secured credit facility. Mr. Richey is the Chairman of the Board and Chief Executive Officer of NeuroControl and Mr. Blouch serves as a Director of NeuroControl. Each of Dr. Bernadine Healy and Messrs. Evans, Moore, Weber (through his spouse), Mixon and Richey own minority equity interests in NeuroControl Corporation, having invested the following amounts in NeuroControl in 1997 or earlier: $50,000, $50,000, $100,000, $100,000, $245,000 and $7,513, respectively. In addition, (i) a private investment fund, the general partner of which is owned and controlled by Messrs. Mixon and Weber, has invested $350,000 in NeuroControl, (ii) a different private investment fund, in which Mr. Mixon is one of the three managing members of the general partner, has invested an aggregate of $750,000 in NeuroControl, and (iii) The Cleveland Clinic, Dr. Martin Harris' employer, has invested an aggregate of $750,001 in NeuroControl. Collectively, the aforementioned Invacare directors and other related parties own an aggregate of approximately 9.7% of the fully-diluted equity ownership of NeuroControl and Invacare owns an additional 30.1% of NeuroControl's equity. Invacare formed a committee in 2004, comprised of three disinterested directors, to evaluate the appropriateness and/or terms of any additional future advances or other investments in NeuroControl. The committee assessed the status of NeuroControl's research and authorized an additional investment by the Company during 2006. For financial reporting purposes, Invacare started to consolidate its investment in NeuroControl for periods beginning with the quarter ended March 31, 2005. In the fourth quarter of 2006, the Company's board of directors made a decision to no longer fund the cash needs of NeuroControl, to commence a liquidation process and cease operations as it was decided that the additional investment necessary to commercialize the business was not in the best interest of the company. Therefore, funding of this investment ceased on December 31, 2006.

     The relationships described above have been reviewed and ratified in accordance with the Company's policy for review of transactions with related persons.

                       AUDIT COMMITTEE AND RELATED MATTERS

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

Report of the Audit Committee

     The Audit Committee assists the Board of Directors in its oversight and monitoring of:

     o    the integrity of the Company's financial statements;
     o the independence, performance and qualifications of the Company's internal and independent auditors; and
     o    the Company's compliance with legal and regulatory requirements.

     The Audit Committee's activities are governed by a written charter adopted by the Board of Directors which is available on the Company's website (www.invacare.com) by clicking on the link for Investor Relations.

     Each member of the Audit Committee satisfies the independence requirements set forth in the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

     Management has the primary responsibility for the Company's financial statements and the reporting process, including the system of internal and disclosure controls. Ernst & Young LLP, the Company's independent registered public accounting firm for 2006, audited the annual financial statements prepared by management and expressed an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. Ernst & Young LLP also audited management's assessment of the Company's internal control over financial reporting as of December 31, 2006, and expressed an opinion with respect to the Company's internal control over financial reporting as of December 31, 2006.

     In December 2002, management established an internal audit function for the Company. The Company engaged a third party to conduct internal audit services and report its analyses, findings and recommendations directly to the Audit Committee. During 2006, the Audit Committee met with this third party and Ernst & Young LLP, with and without management present, to discuss their examinations, their continuing evaluation of the Company's internal and disclosure controls and the overall quality of the Company's internal procedures and controls over financial reporting.

     As part of its oversight responsibilities described above, the Audit Committee met and held discussions with management, with Ernst & Young LLP and with its internal auditors relative to the Company's financial reporting. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the audited financial statements with management and Ernst & Young LLP, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, (Communication with Audit Committees).

     In addition, Ernst & Young LLP provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and by all relevant professional and regulatory standards, related to the auditors' independence. The Audit Committee discussed with Ernst & Young LLP their independence from the Company and its management and considered the compatibility of non-audit services with the auditors' independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

     The Audit Committee has appointed Ernst & Young LLP as the Company's independent auditors for its 2007 fiscal year and the Company is seeking ratification for such appointment at the 2007 Annual Meeting of Shareholders.

                                 AUDIT COMMITTEE

                           William M. Weber, Chairman
                                 James C. Boland
                                Dan T. Moore, III
Independent Auditors

     The Audit Committee and the Board of Directors have selected Ernst & Young LLP to continue as our independent auditors and to audit the financial statements of Invacare for the fiscal year ending December 31, 2007. The Audit Committee is asking you to ratify this appointment.

     Fees for services rendered by Ernst & Young LLP were:

                                                       2006              2005
                                                       ----              ----
   Audit Fees                                    $3,607,000         $4,166,000
   Audit-Related Fees                                25,000             44,000
   Tax Fees
        Tax Compliance Services                     518,000            611,000
        Tax Advisory Services                       522,000            753,000
                                                    -------            -------
                                                  1,040,000          1,364,000
   All Other Fees                                         -                  -
                                                  ---------          ---------

   Total                                         $4,672,000         $5,574,000
                                                 ==========         ==========

     Audit Fees. Fees for audit services include fees associated with the audit of our annual financial statements and review of our quarterly financial statements, including statutory audits required domestically and internationally, and the auditors' attestation report on internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act. Audit fees also include fees associated with providing consents and review of documents filed with the SEC, other services in connection with statutory and regulatory filings or engagements, as well as accounting consultations billed as audit consultations and other accounting and financial reporting consultation and research work necessary to comply with generally accepted auditing standards.

     Audit-Related Fees. Audit-related services principally include accounting consultations, audits in connection with proposed or completed acquisitions and advisory assistance.

     Tax Fees. Fees for tax services include tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

     The Audit Committee has adopted a policy that requires advance approval for all audit, audit-related, tax services, and other services performed by our independent auditors. The policy provides for pre-approval by the Audit
Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chairperson of the Audit Committee authority to approve certain permitted services, provided that the Chairperson reports any such decisions to the Audit Committee at its next scheduled meeting.

                             EXECUTIVE COMPENSATION

                      Compensation Discussion and Analysis

Introduction

     The Compensation, Management Development and Corporate Governance Committee of the Board of Directors (the "Compensation Committee") operates under a written charter adopted by the Board of Directors and is responsible for the approval and administration of the Company's existing and proposed executive compensation plans. This includes determining the contents of the Company's executive compensation plans, authorizing the awards to be made pursuant to such plans and reviewing and approving annually all compensation decisions relating to the Company's officers, including the Chairman and Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the "Named Executive Officers").

     The members of the Compensation Committee are James C. Boland, Chairman, Bernadine P. Healy and William M. Weber. Each of the current members of the Compensation Committee meets the definitions of (i) "independent" within the meaning of the New York Stock Exchange listing standards and the Company's Corporate Governance Guidelines, (ii) a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and (iii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

         Charter

     The Board of Directors of the Company has adopted a charter which describes the responsibilities, functions and authority of the Compensation Committee. The full text of the charter is available on the Company's website at www.invacare.com by clicking on the link for "Investor Relations." There were three meetings and one telephone conference of the Compensation Committee in 2006.

         Compensation Consultant

     The Company's  Human  Resources  Department and other members of management assist  the  Compensation  Committee  in its  administration  of  the  Company's executive compensation program. As part of this assistance, the Company's management engages Towers Perrin as an outside independent compensation consultant to advise management and the Compensation Committee on the Company's compensation philosophy, focusing on the three primary elements of the Company's executive compensation program: annual base salary, annual cash bonus awards and long-term equity incentive awards. Towers Perrin is a global professional services firm that provides human resources consulting services to a majority of the Fortune 1000 U.S. companies.

     The independent consultant's primary role is to analyze the competitiveness of, and provide recommendations on, the structure and amounts of annual base salary, annual cash bonus awards and long-term equity incentive awards to be paid to the Company's executives. In order to gauge the competitiveness of the Company's executive compensation levels, the independent consultant provides the Compensation Committee with market data regarding annual base salary, annual cash bonus awards and long-term equity incentive awards paid by competitor companies. The Compensation Committee and the independent consultant believe that the Company's most direct competitors for executive talent are not necessarily the companies included in the peer group established to compare shareholder returns. Accordingly, in identifying the group of surveyed employers, the independent consultant assembles market data on companies having projected revenues similar to that of the Company, with particular emphasis on durable goods manufacturers, on larger employers within the health care industry and on larger employers which may be significant competitors with the Company for executive talent. The Compensation Committee considers compensation information from two groups of competitors in assessing and determining the pay of executive officers. The Company's "primary competitor group" includes healthcare equipment and supply companies with annual revenues ranging from $1 billion to $3 billion. The "secondary competitor group" includes companies from across various industries having annual revenue similar to that of the Company. The Compensation Committee relies on the independent consultant to identify the individual companies which make up these competitor groups.

     The assembled data is then reviewed by the CEO, the Senior Vice President of Human Resources and the independent consulting firm and, with respect to each of the top executive officer positions, adjusted for the scope of responsibilities of the position within the Company as compared to the responsibilities of positions within the companies included in the competitor groups. The Compensation Committee then compares the Company's compensation practices with those of the other companies included in the competitor groups and takes the results into account when establishing compensation guidelines for executives.

     The independent consultant has been engaged by the Company in the capacity described above for the last three fiscal years and received a fee of $41,350 as compensation for its services in 2006. A representative of the independent consultant attended two of the Compensation Committee meetings in 2006. Towers Perrin does not provide the Company any other consulting or other services outside of those associated with advising the Company on its executive compensation programs.

         Role of Executives in Establishing Compensation

     The Company's CEO assesses the performance of each of the Company's other executive officers and provides recommendations to the Compensation Committee as to the structure and amounts of salary, cash bonus awards and equity incentive awards to be paid to such executive officers. The CEO formulates his recommendations with the assistance of the independent consultant and the Company's Senior Vice President of Human Resources. The CEO also provides the Compensation Committee input regarding the performance requirements associated with the Company's annual cash bonuses and long-term compensation awards.

     The CEO and the Senior Vice President of Human Resources both attend each meeting of the Compensation Committee for the purpose of providing insight into the Company's performance, the performance of individual executives and their contribution to the Company's performance and to make recommendations as to the structure and implementation of elements of executive compensation. The CEO and the Senior Vice President of Human Resources each excuses himself from any discussions of his individual compensation by the Compensation Committee. The Compensation Committee believes that the input of these executives provides the Compensation Committee with information necessary to make informed decisions on executive compensation that are consistent with the Compensation Committee's overall philosophy.

General Compensation Philosophy

     The Compensation Committee has determined that the Company, as a performance-driven business, should reward outstanding performance with appropriate compensation. The Compensation Committee's strategy for carrying out this philosophy is to:

     o link executive compensation with the Company's annual and long-term financial performance, with a particular focus on earnings per share;

     o understand external market factors which might affect such performance but be outside the control of executives;

     o    align the long-term interests of executives with those of shareholders
          through  equity-based   compensation   elements  and  stock  ownership
          guidelines; and

     o recognize the importance of maintaining compensation at competitive levels in order to attract and retain talented executives.

In determining appropriate compensation awards for the Company's executives, the Compensation Committee generally does not consider the amount of compensation or awards earned or achieved in prior years. Instead, the Compensation Committee focuses on the current performance and achievements of the Company and the executive as well as the executive's present and potential for future contribution to the Company's success.

     The Company's executive compensation program consists of three primary components: base salary, an annual cash bonus and long-term compensation awards in the form of stock awards. In general, base salaries are established at or near market median levels for comparable positions. Cash bonuses are designed to provide executives with cash compensation levels (salary plus bonus) that are at or near the 75th percentile of individuals in similar jobs if the Company meets demanding annual financial performance objectives. These objectives are established in advance and reflective of the opportunities and challenges present in the Company's industry. In addition, long-term compensation is awarded in the form of stock options, restricted stock grants or in other forms deemed appropriate by the Compensation Committee in order to provide key executives with competitive financial benefits, to the extent that shareholder value is enhanced. These awards normally target the median value of long-term incentives received by executives in similar positions at competitor organizations.

     The Company also provides its executives with certain other benefits, including the opportunity to participate in a 401(k) retirement savings plan, a non-qualified deferred compensation plan and a supplemental executive retirement plan. Certain compensatory insurance benefits and other perquisites described below and in the Summary Compensation Table also are available to the Company's executives. Each Named Executive Officer also has entered into an agreement with the Company that provides for certain benefits upon a change of control of the Company. The Compensation Committee believes these agreements help retain executives and provide for management continuity in the event of an actual or threatened change-in-control. They also help ensure executive's interests remain aligned with shareholders' interests during a time when their continued employment may be in jeopardy. Finally, they provide some level of income continuity should an executive's employment be terminated without cause. The Company believes that these benefits are an important part of an overall compensation package that helps to attract and retain talented executives.

     The Compensation Committee believes these various elements of the executive compensation program further the Company's business objectives and the interests of its shareholders by attracting and retaining the talented executive leadership necessary for the growth and success of the Company's business and motivating its executives to exert the maximum possible effort to further the interests of shareholders.

Elements of Compensation

         Annual Base Salary

     The Company establishes salary levels which recognize the skills, competencies, experience and individual performance an executive brings to his or her position. As a result, changes in salary focus primarily on changes in the executive's responsibilities and an assessment of their annual performance against pre-established objectives. Generally, the Compensation Committee seeks to establish an annual base salary level for each executive that approximates the 50th percentile of levels established for executives having similar responsibilities by employers surveyed by the independent consultant. The Compensation Committee believes that establishing base salaries at this level helps the Company attract and retain talented executives and, when paired with the opportunity to earn annual cash bonuses and long-term compensation awards, appropriately rewards executives based on performance.

     In establishing salary levels for each executive other than the CEO, the Compensation Committee, at its regular meeting early in the fiscal year, considers annual survey information from the independent consultant and also reviews annual recommendations from the CEO. The Compensation Committee also takes into account whether each executive met key financial and individual objectives established at the beginning of each year, and considers each executive's potential future contributions to the Company. Important financial performance objectives that are considered by the Compensation Committee in establishing base salary levels (some of which may not be applicable to all executives) include: net sales, income from operations, cost controls, earnings before income tax, earnings per share, return on assets and return on net assets employed. Individual objectives generally focus on the performance of an executive within his or her area of specific responsibility. Operating and individual objectives vary for each executive and typically change from year-to-year. Financial and individual objectives are considered subjectively in the aggregate by the Compensation Committee and the CEO. They are not specifically weighted in assessing performance and determining any changes to base salaries.

     The base salary levels established for 2006 were based on the subjective judgment of the Compensation Committee, taking into account the CEO's input regarding each executive's performance and the targeted salary ranges based on market salary information received from the independent consultant. Of the Company's Named Executive Officers other than the CEO, the base salary of Mr. Thompson was at the targeted 50th percentile range, while the base salaries of Messrs. Blouch, Richey and Slangen were at 132%, 140% and 125% of the targeted

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50th percentile range,  respectively.  In establishing the base salary levels of
Messrs. Blouch, Richey and Slangen, the Compensation Committee recognized the particular talents, unique skills, experience, length of service to the Company and depth of industry knowledge of each of these executives and determined that base salary levels above the targeted range would help retain these executives during a time of significant industry uncertainty. On average, the salary level for these four executives increased 4.5% from the average level in 2005.

     In determining the CEO's base salary for 2006, the Compensation Committee took into account:

     o survey results regarding the 50th percentile salary of CEOs at comparable employers;

     o    certain financial performance objectives as described above;

     o consolidation of key manufacturing facilities in the United States, Europe and Australia under the CEO's leadership;

     o acceleration of various initiatives to improve internal manufacturing capabilities;

     o continued efforts to extend current product lines, complement existing businesses, utilize and enhance its distribution strength, streamline operations and expand its geographic presence;

     o    strong   commitment  to  reenergizing   the  Company's   research  and
          development activities which has led to the successful introduction of a number of new and/or improved products;

     o the CEO's role as the leading industry spokesperson on behalf of the home medical equipment industry, which has put the Company in a position to directly impact reimbursement outcomes in a positive way and which has been acknowledged by certain of our customers by their expression of appreciation for our efforts on behalf of the entire industry;

     o progress made in meeting the Company's long-term strategic objectives set by management and reviewed by the Board of Directors each year;

     o the CEO's continuing commitment to geographic expansion and focus on growing the respiratory business, as well as his attention to issues of management succession; and

     o    the CEO's length of service and leadership.

These accomplishments and consideration of potential future contributions resulted in the CEO's base salary being set at 129% of the targeted 50th percentile salary. This base salary constituted a 1.8% increase from 2005.

         Annual Cash Bonus

     Consistent with its philosophy, the Compensation Committee provides each executive an opportunity to earn an annual cash bonus resulting in total annual cash compensation (salary plus bonus) that falls at or near the market's 75th percentile of executives in comparable positions at surveyed employers. Annual cash bonuses increase executives' focus on specific short-term corporate financial goals. As a result, cash bonuses balance the objectives of the Company's other pay programs, which focus to a greater extent on individual performance (salaries), long-term financial results and stock price growth (restricted stock and stock options). Finally, annual bonuses allow the Company to manage fixed compensation costs but still provide executives with competitive cash compensation. The terms of the cash bonus program are contained in the Invacare Corporation Executive Incentive Bonus Plan (the "Executive Incentive Bonus Plan"), which was approved by the Company's shareholders in 2005 and is further described under the Grants of Plan-Based Awards For Fiscal Year 2006 Table.

     The Compensation Committee annually determines the appropriate target bonuses for each executive officer (as a percentage of the executive's salary) so that total annual cash compensation for such executive officer will reach or slightly exceed the market's 75th percentile, but with the potential to receive additional bonus amounts if such objectives are exceeded (subject to a $5,000,000 limit). In determining the target amounts, the Compensation Committee takes into account the cash bonus opportunities established by the competitor groups identified by the independent consultant, and also may determine that an executive's individual performance (taking into account the same factors discussed above with respect to base salary) and level of responsibilities warrant a change in the bonus target percentage from the Company's general targeted amounts. The Compensation Committee does not take into account awards earned under other reward programs in determining annual bonus opportunities and does not have an established policy on the desired mix between cash and non-cash compensation. Target bonuses for the Named Executive Officers for 2006 were established as 100% of base salary for Mr. Mixon, 95% of salary for Mr. Blouch, and 75% of salary for each of Messrs. Richey, Thompson and Slangen.

     Each year, the Compensation Committee considers a recommendation from the CEO regarding the appropriate target for that year's earnings per share at which target bonuses will be earned. The Compensation Committee also takes into account the Company's forecasted annual operating plan, which is thoroughly reviewed and discussed by the entire Board of Directors at its strategic planning retreat early in the fiscal year. Targeted earnings per share before unusual items is generally set at a level which the Compensation Committee believes is challenging but achievable, and when achieved, supports paying executives annual cash compensation at the market's 75th percentile. The Compensation Committee has generally not awarded bonuses to the executives for years in which the Company's earnings per share before unusual or non-recurring charges did not improve over the prior year. As a result, the executives earned bonuses in only one year in the five years from 2002 through 2006. The Compensation Committee may adjust this practice in the future to reflect the realities imposed by external market factors which continue to affect home healthcare. If earnings per share exceeds the minimum level up to the targeted level or higher, annual cash bonuses earned by executives increase on a linear basis.

     Pursuant to the Executive Incentive Bonus Plan, the Compensation Committee originally established a cash bonus plan for 2006 under which the Company's executive officers would earn cash bonuses if the Company achieved various earnings per share targets for 2006. The Compensation Committee and senior management believe earnings per share represents important bottom-line financial results that investors use to evaluate the Company's stock price value. Individual performance or Compensation Committee discretion has not historically played a role in determining the level of annual cash bonuses paid to executives. For 2006, the following levels of earnings per share (EPS) would result in the following bonus payments:

     o    Below Threshold   -->   EPS < $1.90   -->   No bonuses paid

     o    Threshold         -->   EPS = $1.90   -->   50% of target bonus paid

     o    Target            -->   EPS = $2.15   -->   100% of target bonus paid

     o    Exceed Target     -->   EPS = $2.40   -->   150% of target bonus paid

If the Company reached an earnings per share level between or above the targets, the target bonus was to be adjusted on a straight-line basis up to a maximum amount of $5,000,000.

     The Company experienced disappointing financial results in the first half of 2006 because of several external market factors, including uncertainties resulting from dramatic changes in government reimbursement policies and pricing pressures arising from increased foreign competition. Based on these results, the Compensation Committee determined it was unlikely the earnings per share performance targets established at the start of the year would be achieved. As a result, executives would earn no cash bonuses for 2006, the fifth year in the past six in which the Company had paid no cash bonuses. In light of these circumstances, the Compensation Committee established a new cash bonus plan for the second-half of 2006. In doing so, the Compensation Committee sought to motivate its executives to continue to improve the Company's financial results by establishing challenging, but realistically achievable, earnings per share goals for the remainder of the year. The "second-half 2006" cash bonus plan, which is further described in the Grants of Plan-Based Awards Table, provided each executive with a chance to earn a cash bonus equal to 30% to 50% of their target bonus opportunity under the original 2006 bonus plan. These bonuses could be received if the Company achieved earnings per share results ranging from $0.90 to $1.08 per share during the period of July 15, 2006 to December 31, 2006. These goals for the "second-half 2006" bonus equal those of the original 2006 cash bonus plan on an annualized basis.

     Earnings per share for 2006 were below the amounts targeted under both the original 2006 cash bonus plan and the second-half 2006 cash bonus plan and, as a result, no bonuses were paid to Named Executive Officers for 2006, including the CEO.

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
         Long-Term Compensation Awards

     The third primary element of the Company's executive compensation program is comprised of long-term compensation awards, which the Compensation Committee has historically delivered in the form of stock options and restricted stock awards. Under the Company's equity incentive plans approved by shareholders, the Company also may grant awards in the form of other equity and performance-based incentives, as may be deemed appropriate by the Compensation Committee. These awards generally have unlimited potential based on the performance of the Company's stock.

     Historically, the long-term compensation awards consisted primarily of stock options, with the CEO, the President and the CFO receiving a relatively small portion of their long-term awards in the form of restricted stock. The Compensation Committee believes the primary benefit of stock options is to motivate executives to increase shareholder value as options only produce rewards to executives if the Company's stock price increases. In addition, options help executives comply with the Company's ownership guidelines by building stock ownership. While restricted stock awards also align executives' interests with those of shareholders and increase stock ownership, they also help in attracting and retaining executive talent. The latter issue has become more important to the Compensation Committee as the Company continues to address fundamental changes in its industry and its effect on the Company's performance and stock price. Accordingly, the Compensation Committee changed the basis of its long-term compensation awards for 2006. In 2006, one-half of an executive's total long term incentive value was delivered in the form of stock options, with the remaining value delivered in the form of restricted stock. In this manner, the Compensation Committee accomplished its twin goals of increasing shareholder value and retaining key executives. The Compensation Committee also recognized restricted stock would reduce the dilution to the Company's shareholders as compared with the use of stock options and also may decrease the Company's expense for long-term compensation awards. As part of its charter, the Compensation Committee continues to study alternatives to its current allocation of equity compensation awards in light of these and other factors.

     In 2006, the independent compensation consultant determined the median value of long term compensation awards to executives in similar positions at companies in the competitor groups. One-half of this value is converted into target stock option grants based on the Black-Scholes option valuation model, the same one used by the Company to determine its accounting cost. Minimum and maximum grant guidelines are developed around target grants according to an executive's salary grade or level, organizational level, reporting relationships and job responsibilities to maintain internal equity in the grants to participants. The other half of an executive's target long-term compensation value is delivered as shares of restricted stock. The estimated value of each restricted share is based on the Company's stock price and the estimated dividends individuals can receive over the vesting period. Outstanding long-term compensation granted in prior years and held by an executive officer is generally not considered when the Compensation Committee determines the new long-term compensation to be granted. Moreover, the Compensation Committee does not have any targeted mix between short- and long-term compensation elements as well as cash and non-cash reward elements.

     Actual long-term compensation awards to each executive in 2006 were based on the subjective judgment of the Compensation Committee. In determining these awards, the Compensation Committee took into account several factors. First, it considered the targeted range of long-term incentive compensation based on the independent consultant's assessment of median long-term incentives awarded to similarly situated executives in the competitor groups. Second, it assessed the executive's performance in 2005 relative to the same goals used to determine the executive's base salary levels. Finally, it considered the recommendations of the CEO. No particular weight was assigned to any one of these areas. The long-term compensation granted to each of the Company's executives, including the CEO, in 2006 resulted in a value of long-term compensation at or near the targeted range for each executive.

     Stock options are generally issued under the Invacare Corporation 2003 Performance Plan as non-qualified options with an exercise price equal to the Company's closing price on the New York Stock Exchange on the date of grant. Stock options become exercisable in accordance with a schedule established by the Compensation Committee upon grant. Typically options become exercisable ratably over a four year period (25% annually) after the date of grant to support executive retention and expire after ten years to reward long-term stock price appreciation. Restricted stock is generally issued at no cost to the executive and vests in accordance with a schedule established by the

Compensation Committee upon grant. Similar to options, restricted stock awards typically vest ratably each year over the four years. The terms of the restricted stock grants provide that the executive shall cover any tax withholding obligation of the Company upon vesting. The Compensation Committee believes that the value of restricted stock awards to executives would be diminished if the executive was required to pay cash to cover this tax withholding obligation, and, therefore, the terms of the restricted stock awards generally allow the executive, subject to certain restrictions, to surrender a portion of the vested shares to the Company to cover such obligation at a value per share equal to the closing price of the Company's common shares as quoted on the New York Stock Exchange on the date of the surrender of shares. Holders of restricted stock are entitled to receive the same dividends on their unvested shares of stock as are declared and paid by the Company to holders of the Company's outstanding common shares.

     The Compensation Committee generally schedules its regular meetings from six to twelve months in advance. The timing of these meetings is dependent primarily on the availability of individual Compensation Committee members and is generally not influenced by the Company's executive officers. In adopting this practice, the Compensation Committee has sought to establish a regular and predictable regimen for the granting of equity incentive awards that minimizes the likelihood of outside influence on the grant process. Until 2006, restricted stock awards to the Company's CEO, President and CFO were typically granted at its March meeting. Stock options to these executives and other employees were typically awarded at the Compensation Committee's meeting in August. In 2006, the Compensation Committee granted restricted stock awards to executive officers in March and August and stock options to executive officers and other employees in August. The Compensation Committee's decision in the middle of 2006 to change the allocation of stock options and restricted stock granted to executives resulted in a deviation from the Compensation Committee's normal practice of granting restricted stock only at its March meeting. The Compensation Committee expects to establish a normal practice of granting restricted stock and stock options only in August of each year. The Company does not attempt to time the grants of options or other stock incentives to the release of material non-public information. Moreover, the Company does not foresee ever adopting such a practice.

     In addition to the annual grants described above, equity-based grants are also made occasionally during the course of the year to new hires or to current employees in connection with a promotion. The terms of outstanding stock options or restricted stock also may be amended as part of a termination or retirement package offered to a departing employee. The Compensation Committee has delegated to the CEO, the President, the Chief Financial Officer and the Senior Vice President of Human Resources the following authority with respect to such grants and amendments: (1) any two of the four executives may, subject to the approval and ratification of the Compensation Committee, grant stock options to a key employee, other than an employee who would constitute an "executive officer" under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with an offer of employment to such employee or with a promotion of such employee, which grants shall be made pursuant to terms and conditions approved by the Compensation Committee generally in connection with stock option grants and shall be deemed made as of the official start date of the employee's employment with the Company at an exercise price equal to the closing price of the Company's common shares as quoted on the New York Stock Exchange on such date; and (2) any two of the four executives may, subject to the approval and ratification of the Compensation Committee, amend any outstanding stock option grants made to an employee, other than an employee who would constitute an "executive officer" under Section 16 of the Exchange Act, in connection with a termination or retirement package offered to such employee, which amendments may include acceleration of vesting or extension of the employee's exercise rights up to the final termination date of the stock option.

     In December 2005, the Compensation Committee and the Board of Directors of the Company approved full acceleration of the vesting of all of the Company's then outstanding and unvested stock options with an exercise price per share greater than $30.75, the closing price of the Company's shares on the effective date of the action . The Company accelerated the vesting of these stock options primarily to partially offset reductions in other benefits made by the Company in 2005 (such as higher deductible amounts and lower Company contributions to the Company's healthcare plans) and to provide an additional incentive to motivate the Company's employees to reduce operating costs. In addition, in connection with the Company's adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) ("FAS 123R") on January 1, 2006, the Company would have been required to recognize additional expense between 2006 and 2009 with respect to the stock options if the vesting of such options had not been accelerated. The Compensation Committee's action

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
involved 1,368,307 of the Company's outstanding stock options, or approximately 29% of the total options outstanding. This included options for 646,100 shares held by the Named Executive Officers. None of these options were exercised in 2006 as their exercise prices remained greater than Company's stock price during the year. The vesting of outstanding restricted stock awards was not accelerated and no other terms, including the exercise prices, of the stock options that were accelerated were changed as part of this action by the Company.

         Personal Benefits and Perquisites

     The Company provided its Named Executive Officers certain perquisites in 2006, which the Compensation Committee believes are commensurate with the types of benefits and perquisites provided to similarly situated executives within the competitor groups identified by the independent consultant. The Company believes these benefits are set at a reasonable level, are highly valued by recipients, have limited cost, are part of a competitive reward program and are useful in attracting and retaining qualified executives. They are not tied to individual or Company performance. These perquisites include the payment of country club dues and initiation fees, the payment of premiums on excess liability insurance, an annual physical exam and health screening, and the availability of corporate sporting event tickets for personal use, as described under the Summary Compensation Table.

     The Company currently leases three corporate suites for use at major league baseball, professional football and professional basketball games. It also leases the right to eight courtside seats for professional basketball games. The right to continue these leases and annually to renew the courtside seats is an asset of the Company and the annual costs of these suites and seats are paid for by the Company. In the event that the Company determines not to renew one or more of the leases or the seat rights, it has granted a right of first refusal to the CEO to assume its rights and obligations with respect to any of the foregoing. Should the CEO decide to exercise his right of first refusal, all subsequent costs associated with the use of the suite and/or seat rights would become the personal obligation of the CEO.

         Elements of Post-Termination Compensation

     The Company has established the Invacare Retirement Savings Plan, a qualified 401(k) defined contribution plan, to which the Company makes contributions on behalf of the each of the Named Executive Officers. The Company also maintains and pays premiums on behalf of each Named Executive Officer other than the CEO and Mr. Richey under the Invacare Executive Disability Income Plan, and maintains and pays the premiums on behalf of the CEO under a separate disability insurance policy. The Executive Disability Income Plan supplements the coverage provided under the long-term disability plan provided by the Company to all of its employees, providing the executive with total disability coverage of up to 70% of the executive's annual salary. The Company also provides other benefits such as medical, dental and life insurance and disability coverage to each Named Executive Officer in a flexible benefits plan, which also is provided to all other eligible U.S. based employees of the Company. The Company offers these plans to its executives in order to offer benefits that are competitive with welfare benefit plans provided by other companies with which the Company competes for executive talent.

     The Company provides its executives with certain post-employment and severance arrangements as summarized below and further described elsewhere in this proxy statement. The Compensation Committee believes the benefits summarized below are vital to the attraction and retention of talented executives and, thus, to the long-term success of the Company. These plans provide executives with the opportunity to address long-term financial planning with a greater degree of certainty than is available in the case of their annual compensation program, which can be impacted by various subjective factors that may be unforeseeable and beyond the executive's control. These plans also address the Company's interest in continuing to motivate executives in the event of corporate instability, such as a change of control or unforeseen industry changes which affect the performance of the Company.

     The Company provides its executives with the opportunity to participate in a non-qualified contributory savings plan, which allows the executives to defer compensation above the amount permitted to be contributed to the Invacare Retirement Savings Plan and, thus, provides the executives with additional pre-tax savings opportunities for retirement. In addition to individual deferrals, the Company provides a matching contribution and additional quarterly contribution for participating executives which are similar in percentage to the Company contributions made to the Invacare Retirement Savings Plan. This plan is actually two plans operating effectively as one. Originally established as the Invacare Corporation 401(k) Plus Benefit Equalization Plan (the "401(k) Plus Plan"), the plan continues to be available currently to executives as the Invacare Corporation Deferred Compensation Plus Plan (the "DC Plus Plan"). In order to address the requirements of Section 409A of the Internal Revenue Code, effective January 1, 2005, the Company froze the 401(k) Plus Plan and prohibited further deferrals and contributions to the 401(k) Plus Plan for compensation earned after December 31, 2004. All benefits of the participants earned and vested in the 401(k) Plus Plan as of December 31, 2004 remain preserved under the existing plan provisions. In conjunction with this change, the Company adopted the DC Plus Plan, effective January 1, 2005, to provide its executives with a Section 409A-compliant, non-qualified contributory savings plan going forward. These plans are referred to in this proxy statement collectively as the "DC Plus Plan" and are further described under the Non-Qualified Deferred Compensation Table.

     The Company also has established a Supplemental Executive Retirement Plan for certain executive officers to supplement other savings plans offered by the Company and provide a specific level of replacement compensation for the executive in retirement. In order to comply with Section 409A of the Internal Revenue Code, the Company froze the original Supplemental Executive Retirement Plan and adopted a new plan which is intended to work in tandem with the original plan and operate effectively as one plan. These combined plans are referred to in this proxy statement collectively as the "SERP." The purpose of these plans is to provide for basic life and income security needs and recognize career contributions. The normal benefit under the SERP is a single-life annuity in an amount equal to 50% of a participant's final earnings, which is the participant's annual base salary and target bonus on the April 1st immediately preceding or coincident with the date of the termination of the participant's employment, multiplied by a service ratio, which is the participant's years of service divided by 15 years (but not more than one). This normal benefit is subject to certain reductions, including the annuitized value of Company contributions on behalf of the participant to the Invacare Retirement Savings Plan and the DC Plus Plan, one-half of the participant's annual Social Security benefit, and other offsets. In February 2000, the Compensation Committee granted to Messrs. Gerald B. Blouch, President and Chief Operating Officer, and Louis F.J. Slangen, Senior Vice President-Global Sales and Marketing, the maximum level of replacement compensation (50%) in recognition of their valuable service to the Company. As further described below, the offsets described above that would otherwise have been applicable to Mr. Mixon's benefit under the SERP have been waived by the Company in recognition of Mr. Mixon's successful management succession planning and past contributions to the success of the Company. Also, upon joining the Company in 2002, Mr. Thompson was credited with five years of service under the SERP in recognition of the valuable skills and experience he brought to the Company and as a further inducement for him to join the Company. The SERP is further described elsewhere in this proxy statement under the Pension Benefits Table.

     Effective January 1, 2005, the Company terminated its sponsored life insurance plan. To replace this benefit, the Company established a Death Benefit Only Plan ("DBO Plan") for its executives other than the CEO. By participating in the DBO Plan, an executive agrees to limit his coverage under the Company's other group life insurance plans to a maximum of $50,000. Under the DBO Plan, the executive's designated beneficiary shall receive a benefit equal to three times the executive's highest annual base salary plus target bonus (subject to certain limitations) as in effect on the April 1st preceding or coincident with his death if a participant dies while employed by the Company. If a participant dies after attaining age 65 or after his employment with the Company is otherwise terminated following a change of control of the Company, a payment equal to his highest annual base salary plus target bonus as in effect on the April 1st preceding or coincident with such event will be payable on behalf of the participant. The Company may, in its discretion, pay an additional amount in order to "gross up" the participant for some or all of the income taxes that may result from the benefits described above. The DBO Plan is further described under Other Potential Post-Employment Compensation.

     To ensure the continuity of corporate management and the continued dedication of key executives during any period of uncertainty caused by the possible threat of a takeover, the Company entered into change of control severance protection agreements with key executives, including each of the Named Executive Officers. The agreements provide for the payment and provision of certain benefits to the executives if there is a change of control of the Company and for additional benefits if there is a termination of the executive's employment with the surviving entity within three years after the change of control. Following a review of these agreements and comparable agreements entered into by other companies with similarly situated executives, the Compensation Committee determined to amend the terms of these agreements during 2006 for the purpose of updating the agreements to incorporate certain new benefit arrangements adopted by the Company and to comply with Section 409A of the Internal Revenue Code.

     The Company has also entered into separate agreements with Mr. Blouch, Mr. Richey, Mr. Slangen and Mr. Thompson that provide for the payment of certain severance benefits upon terminations of employment other than terminations following a change of control of the Company. These agreements retain these executives and provide for management continuity in the event of an actual or threatened change-in-control. They also help ensure that executive's interests remain aligned with shareholders' interests during a time when their continued employment may be in jeopardy. Finally, they provide some level of income continuity should an executive's employment be terminated without cause. These agreements are further described under Other Potential Post-Employment Compensation.

     In March 2000, in recognition of the CEO's many years of service and the successful financial performance of the Company, the Compensation Committee established a Chairman and CEO Retirement Program. Under the program, upon his retirement, Mr. Mixon is to be provided with a spending account for reimbursement of expenses incurred in an ongoing role as consultant to the Company, and certain other benefits, for five years following his retirement. The Chairman and CEO Retirement Program is further described under Other Post-Employment Compensation.

Compensation Policies

         Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a public company's chief executive officer and any of its four other highest paid executive officers is not deductible to the company unless the compensation qualifies for an exception. Section 162(m) provides an exception to the deductibility limit for "performance-based compensation" if certain requirements are met, including shareholder approval of the material terms of the performance goal. The Company's equity incentive plans and annual cash bonus plan have been submitted to and approved by the Company's shareholders. The Compensation Committee therefore believes that (i) cash bonuses paid to key executives in accordance with the Executive Incentive Bonus Plan, and (ii) grants of stock options to key executives under the Company's equity incentive plans pursuant to the Company's long-term compensation awards qualify for full deductibility under Section 162(m). However, restricted stock grants and certain cash bonus awards paid to key executive officers (other than under the Executive Incentive Bonus Plan) may not qualify for the exception for performance-based compensation. To the extent practicable in view of its compensation philosophy, the Company seeks to structure its executive compensation to satisfy the requirements for the performance-based compensation exception under Section 162(m). Nevertheless, based upon the Company's current compensation structure, the Compensation Committee believes that it is in the best interests of the Company and its shareholders for the Compensation Committee to retain flexibility in awarding incentive compensation in the form of restricted stock grants and cash bonus awards that may not qualify for the exception for performance-based compensation. The Compensation Committee will continue to review and evaluate, as necessary, the impact of Section 162(m) on the Company and intends to make a determination with respect to this issue on an annual basis.

         Section 409A of the Internal Revenue Code

     Section  409A  of  the  Internal  Revenue  Code  generally   provides  that
arrangements involving the deferral of compensation that do not comply in form and operation with Section 409A or are not exempt from Section 409A are subject to increased tax, penalties and interest. If a deferred compensation arrangement does not comply with or is not exempt from Section 409A, employees may be subject to accelerated or additional tax, or interest or penalties, with respect to the compensation. The Company generally seeks to structure its deferred compensation arrangements with its employees to comply with or qualify for an exemption from Section 409A. The Compensation Committee believes that deferred compensation arrangements that do not comply with Section 409A would be of significantly diminished value to its executives. Accordingly, the Compensation

Committee  has  amended  its   supplemental   executive   retirement   plan  and
non-qualified deferred compensation plans to comply with Section 409A.

         Stock Ownership Guidelines

     The Company maintains stock ownership guidelines for its Named Executive Officers and other executives for the purpose of aligning the interests of key executives with those of the shareholders of the Company. They also reinforce the primary reason for offering long-term compensation awards. Moreover, it holds those executives most responsible for creating shareholder value more accountable than other employees. Under the current guidelines of the stock ownership program, executives are expected to own shares equal in value to the following levels:

     o    CEO - five times base salary

     o    President - three times salary

     o    CFO - two times salary

     o    Other executive officers - two times salary

     Executive officers are expected to reach these levels of ownership by the later of May 2010 or five years from the executive's hire date. The number of shares required to be held is established by multiplying the applicable executive's salary by the applicable multiple and dividing by the Company's average daily stock for the previous year. "Stock ownership" is defined to include shares held directly and indirectly by the executive, all unvested restricted stock held by the executive and 30% of the shares underlying unexercised stock options held by the executive that are "in the money" by at least 20%. For purposes of this policy, ownership of the Company's Class B common shares is treated as ownership of common shares.

             Report of the Compensation, Management Development and
            Corporate Governance Committee on Executive Compensation

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company's management. Based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and in the Company's definitive proxy statement prepared in connection with its 2007 Annual Meeting of Shareholders.

                    COMPENSATION, MANAGEMENT DEVELOPMENT AND
                         CORPORATE GOVERNANCE COMMITTEE

                          James C. Boland, Chairperson
                            Bernadine P. Healy, M.D.
                                William M. Weber

The above Report of the Compensation, Management Development and Corporate Governance Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act. If this Report is incorporated by reference into the Company's Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.


           Compensation Committee Interlocks and Insider Participation

     No member of the Compensation, Management Development and Corporate Governance Committee was at any time during 2006 or at any other time an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation, Management Development and Corporate Governance Committee. James C. Boland, Bernadine P. Healy, MD and William M. Weber were the non-employee directors who served on the Compensation, Management Development and Corporate Governance Committee during 2006.

                           Summary Compensation Table

     The following table presents the total compensation to the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of the Company in 2006 (the "Named Executive Officers").

-------------------------------------------------------------------------------------------------------------------------
Name and        Year     Salary     Bonus     Stock       Option     Non-Equity   Change in     All Other    Total ($)
Principal                ($) (1)    ($)       Awards      Awards     Incentive    Pension       Compensa-
Position                                      ($) (2)     ($) (3)    Plan         Value and     tion
                                                                     Compen-      Nonqualified  ($) (7)
                                                                     sation       Deferred
                                                                     ($)(4)       Compensation
                                                                                  Earnings
                                                                                  ($) (5)
--------------- -------- ---------- --------- ----------- ---------- ---------- -------------- ----------- --------------
A. Malachi      2006     1,074,450     --     497,383     62,974        --      1,095,261      118,397     2,848,465
Mixon III                                                                                      (8)
Chairman and
Chief
Executive
Officer

--------------- -------- ---------- --------- ----------- ---------- ---------- -------------- ----------- --------------
Gerald B.       2006     674,200       --     297,140     25,375        --      593,781        70,840 (9)  1,661,336
Blouch
President and
Chief
Operating
Officer

--------------- -------- ---------- --------- ----------- ---------- ---------- -------------- ----------- --------------
Gregory C.      2006     401,200       --     197,366     11,937        --      199,008        66,431      875,942
Thompson                                                                                       (10)
Chief
Financial
Officer

--------------- -------- ---------- --------- ----------- ---------- ---------- -------------- ----------- --------------
Joseph B.       2006     422,200       --     5,099       6,433         --         -- (6)      42,426      476,158
Richey II                                                                                      (11)
President-Invacare
Technologies
and Senior
Vice
President -
Electronics
and Design
Engineering

--------------- -------- ---------- --------- ----------- ---------- ---------- -------------- ----------- --------------
Louis F.J.      2006     386,200       --     5,099       6,433         --      253,201        55,598      706,531
Slangen                                                                                        (12)
Senior Vice
President-Global
Sales and
Marketing
--------------- -------- ---------- --------- ----------- ---------- ---------- -------------- ----------- --------------

(1) Of the amounts disclosed in this column, the following Named Executive Officers deferred the following portions of such amounts into the DC Plus Plan during 2006: (i) Mr. Mixon: $98,011; (ii) Mr. Blouch: $18,397; (iii) Mr. Thompson: $18,148; (iv) Mr. Richey: $15,289; and (v) Mr. Slangen:
     $10,405.

(2) The values reported in this column represent the dollar amount of expense recognized for financial statement purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R with respect to all restricted stock awarded to each officer during and prior to 2006. For a summary of the terms of these awards, see the Grants of Plan-Based Awards Table that follows. For a description of the assumptions made in computing the values reported in this column, see "Shareholders' Equity Transactions" in the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(3) The values reported in this column represent the dollar amount of expense recognized for financial statement purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R with respect to all stock options awarded to each officer during and prior to 2006. For a summary of the terms of these awards, see the Grants of Plan-Based Awards Table that follows. For a description of the assumptions made in computing the values reported in this column, see "Shareholders' Equity Transactions" in the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(4) The targeted levels established by the Compensation Committee pursuant to the Executive Incentive Bonus Plan for 2006 were not achieved. Accordingly, no compensation was paid to the officers under non-equity incentive plans in 2006. For a description of the 2006 bonus opportunities established by the Compensation Committee under the Executive Incentive Bonus Plan, see footnote (4) to the Grants of Plan-Based Awards Table that follows.

(5) The amounts reported in this column represent the amounts accrued by the Company in 2006 to comply with the requirements of FAS 87 and FAS 158 as they relate to the accumulated benefit obligation to the named executives under the SERP. Because four of the named executive officers are already fully vested under the SERP, there was no material increase during the year in the actual benefit payable under the SERP to any of the named executives except Mr. Thompson who was credited with an additional year of service. No above market or preferential earnings on nonqualified deferred compensation were earned by any officer in 2006.

(6) The aggregate change in the actuarial present value of the accumulated benefits under the SERP for Mr. Richey in 2006 was a decrease of $58,820. The value of Mr. Richey's SERP benefit is decreasing annually, primarily due to his age and the relationship between the rate of change in his annual compensation and the rate projected in the SERP's benefit calculation factors.

(7) Compensation reported in this column includes (i) the value of dividends earned on outstanding restricted stock awards granted prior to 2006 (with respect to the 2006 restricted stock awards, the value of future dividends was factored into the grant date fair value disclosed in the Grants of Plan-Based Awards For Fiscal Year 2006 Table); (ii) the value of Company contributions made in 2006 on behalf of the officer to the Invacare Retirement Savings Plan and the DC Plus Plan; (iii) the value of premiums paid by the Company under the Company's Executive Disability Income Plan (or, in the case of Mr. Mixon, the premium under a separate disability insurance policy); and (iv) the incremental cost to the Company of perquisites provided by the Company, which include: country club dues, the payment of premiums on excess liability insurance, an annual physical exam and health screening, and the availability of corporate sporting event tickets for personal use. Perquisites are valued on the basis of the aggregate incremental cost to the Company of providing the perquisite to the applicable officer. The value of personal use of corporate suites or tickets is the price shown on the ticket for the event and does not include annual fees or charges attributable to suite rental or ticket availability.

(8) Other compensation for Mr. Mixon includes $13,000 contributed by the Company to the Invacare Retirement Savings Plan and $53,396 contributed by the Company to the DC Plus Plan.

(9) Other compensation for Mr. Blouch includes $13,000 contributed by the Company to the Invacare Retirement Savings Plan and $30,048 contributed by the Company to the DC Plus Plan.

(10) Other compensation for Mr. Thompson includes $12,032 contributed by the Company to the Invacare Retirement Savings Plan and $14,123 contributed by the Company to the DC Plus Plan.

(11) Other compensation for Mr. Richey includes $12,452 contributed by the Company to the Invacare Retirement Savings Plan and $15,348 contributed by the Company to the DC Plus Plan.

(12) Other compensation for Mr. Slangen includes $11,636 contributed by the Company to the Invacare Retirement Savings Plan, $13,104 contributed by the Company to the DC Plus Plan and $13,396 in premiums paid by the Company under the Executive Disability Income Plan.

                Grants of Plan-Based Awards For Fiscal Year 2006

     The following table shows, for the Named Executive Officers, plan-based awards to those officers during 2006, including restricted stock awards and stock option grants, as well as other incentive plan awards.

----------------------------------------------------------------------------------------------
Name          Grant     Estimated Future        All Other   All Other    Exercise    Grant
              Date      Payouts Under           Stock       Option       or Base     Date Fair
                        Non-Equity Incentive    Awards:     Awards:      Price of    Value of
                        Plan Awards             Number of   Number of    Option      Stock and
                      ------------------------  Shares of   Securities   Awards      Options
                      Thresh  Target  Maximum   Stock or    Underlying   ($/Sh)      Awards ($)
                      -old($) ($)     ($)       Units(#)    Options(#)

----------    ------- ------- ------  -------   ---------   ----------   --------    ----------
A. Malachi    3/8/06                           14,929 (1)                            $ 31.26
Mixon III     8/23/06                          35,200 (2)                            $ 22.66
              8/23/06                                       88,100 (3)   $ 22.66     $  8.03
              (4)     (4)      (4)     (4)
-----------------------------------------------------------------------------------------------
Gerald B.     3/8/06                            9,239 (1)                            $ 31.26
Blouch        8/23/06                          14,200 (2)                            $ 22.66
              8/23/06                                       35,500 (3)   $ 22.66     $  8.03
              (4)     (4)      (4)     (4)
-----------------------------------------------------------------------------------------------
Gregory C.    3/8/06                            5,154 (1)                            $ 31.26
Thompson      8/23/06                           6,700 (2)                            $ 22.66
              8/23/06                                       16,700 (3)   $ 22.66     $  8.03
              (4)     (4)      (4)     (4)
-----------------------------------------------------------------------------------------------
Joseph B.     8/23/06                           3,600 (2)                            $ 22.66
Richey II     8/23/06                                        9,000 (3)   $ 22.66     $  8.03
              (4)     (4)      (4)     (4)
-----------------------------------------------------------------------------------------------
Louis F.J.    8/23/06                           3,600 (2)                            $ 22.66
Slangen       8/23/06                                        9,000 (3)   $ 22.66     $  8.03
              (4)     (4)      (4)     (4)
-----------------------------------------------------------------------------------------------

(1) Restricted shares granted pursuant to the Invacare Corporation 2003 Performance Plan (the "2003 Plan"). These shares vest in 25% increments over four years, commencing May 1, 2007. Dividends accrue and are payable based on the total shares awarded as of the date of grant, irrespective of whether the shares have vested.

(2) Restricted shares granted pursuant to the 2003 Plan. These shares vest in 25% increments over four years, commencing November 15, 2007. Dividends accrue and are payable based on the total shares awarded as of the date of grant, irrespective of whether the shares have vested.

(3) Stock options to purchase common shares of the Company granted under the 2003 Plan. These options become exercisable in 25% increments over four years, commencing September 30, 2007 and expire on August 23, 2016.

(4) On March 8, 2006, the Compensation Committee established performance goals under the Executive Incentive Bonus Plan for the purpose of providing financial incentives for 2006 to certain key employees, including all of the officers included in the above table (the "original 2006 bonus plan"). Under this plan, if the Company achieved certain earnings per share targets, the executives would earn a bonus amount equal to a percentage of the executive's "target bonus" for 2006. Target bonuses for the Named

     Executive Officers were established as 100% of base salary for Mr. Mixon, 95% of base salary for Mr. Blouch, and 75% of base salary for each of Messrs. Richey, Thompson and Slangen. Under the original 2006 bonus plan, performance goals were set at levels of $1.90 per share to $2.15 per share. If the $1.90 earnings per share target had been achieved, then each officer would have been entitled to 50% of his target bonus. If the $2.15 earnings per share target had been achieved, then each officer would have been entitled to 100% of his target bonus. If the Company reached an earnings per share level between or above the targets, the target bonus was to be adjusted on a straight-line basis up to a maximum amount of $5,000,000. None of these goals were achieved.

     On August 23, 2006, the Compensation Committee approved a second-half 2006 bonus opportunity under the Executive Incentive Bonus Plan for the purpose of providing financial incentives to certain key employees for the period of July 15 to December 31, 2006 (the "second-half 2006 bonus plan"). Under the second-half 2006 bonus plan, performance goals were set at levels of $0.90 per share to $1.08 per share. The target bonuses set forth for the officers in the original 2006 bonus plan were retained in the second-half 2006 bonus plan. If the $0.90 earnings per share target had been achieved, then each officer would have been entitled to 30% of his target bonus. If the $1.08 earnings per share target had been achieved, then each officer would have been entitled to 50% of his target bonus. If the Company reached an earnings per share level between or above the targets, the target bonus was to be adjusted on a straight-line basis. None of these goals were achieved.

     The second-half 2006 bonus plan was structured by the Compensation Committee such that no participant could receive a bonus under both the second-half 2006 bonus plan and the original 2006 bonus plan. Because the performance targets were not met under either plan, there was no non-equity incentive plan compensation to the officers during 2006. See Compensation Discussion and Analysis above for further discussion of these bonus plans.

         Restricted Stock and Stock Options

     Each of the restricted stock awards and stock option grants set forth in the above table was awarded under the 2003 Plan. Under the 2003 Plan, and the restricted stock and option award agreements entered into in connection with the awards, the Compensation Committee may make certain adjustments to the awards and the awards may be terminated or amended, as further described below.

     Adjustments. In the event of a recapitalization, stock dividend, stock split, reverse stock split, distribution to shareholders (other than cash dividends), or similar transaction, the Compensation Committee can adjust, in any manner that it deems equitable, the number and class of shares that may be issued under the 2003 Plan and the number and class of shares, and the exercise price, applicable to outstanding awards.

     Termination of Awards. The Compensation Committee may cancel any awards if, without the Company's prior written consent, the participant (1) within 18 months after the date such participant terminates employment with the Company, renders services for an organization, or engages in a business, that is (in the judgment of the Compensation Committee) in competition with the Company, or (2) discloses to anyone outside of Invacare, or uses for any purpose other than Invacare's business, any confidential information relating to the Company. In addition, the Compensation Committee may, subject to certain conditions in the 2003 Plan and in its discretion, require the participant to return the economic value of any award that the participant realized or obtained prior to and after such participant engaged in any of the above activities.

     Amendment of Awards. The Compensation Committee may, in its discretion, amend the terms of any award under the 2003 Plan, including to waive, in whole or in part, any restrictions or conditions applicable to, or to accelerate the vesting of, any award. This authority is subject to certain restrictions. In particular, the Compensation Committee may not amend an award in a manner that impairs the rights of any participant without his or her consent, or to reprice any stock options or stock appreciation rights at a lower exercise price, unless in accordance with an adjustment in the context of certain transactions described above.

     In addition, in the event of a change in control of the Company, as defined in the 2003 Plan, unless the Board of Directors determines otherwise, (1) all outstanding stock options and stock appreciation rights will become fully exercisable, and (2) all restrictions and conditions applicable to restricted stock and other awards exercisable for common shares of the Company will be deemed to have been satisfied. Any other determination by the Board of Directors that is made after the occurrence of the change in control will not be effective unless a majority of the Directors then in office are "continuing directors" and the determination is approved by a majority of the "continuing directors" for this purpose (or is approved by a committee comprised solely of such "continuing directors"). "Continuing directors" are Directors who were in office prior to the change in control or were recommended or elected to succeed "continuing directors" by a majority of the "continuing directors" then in office (or by a committee comprised solely of such "continuing directors" then in office).

     The above description highlights certain terms and conditions applicable to the restricted stock and option awards set forth in the Grants of Plan-Based Awards Table above. This summary is not a complete description of the 2003 Plan and is qualified in its entirety by reference to the 2003 Plan, which was included as Appendix A to the Company's definitive proxy statement filed in connection with its 2006 Annual Meeting of Shareholders, and to the form of Stock Option Agreement under the 2003 Plan and the form of Restricted Stock Agreement under the 2003 Plan, which are included as Exhibits 10(y) and 10(x), respectively, to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

         Executive Incentive Bonus Plan

     The Executive Incentive Bonus Plan was unanimously approved and adopted by the Compensation Committee as of March 2, 2005 and was approved and adopted by the shareholders of the Company on May 25, 2005. See the Compensation Discussion and Analysis for a discussion of awards under the Executive Incentive Bonus Plan during 2006.

     Purpose. The Executive Incentive Bonus Plan is intended to provide an incentive to the Company's executive officers to improve the Company's operating results and to enable the Company to recruit and retain key officers by making the Company's overall compensation program competitive with compensation programs of other companies with which the Company competes for executive talent.

     Administration. The plan is administered by the Compensation Committee, which generally has the authority to determine the manner in which the Executive Incentive Bonus Plan will operate, to interpret the provisions of the plan and to make all determinations under the plan.

     Eligibility and Participation. All officers of the Company are eligible to be selected to participate in the Executive Incentive Bonus Plan. The
Compensation Committee has the discretion to select those officers who will participate in the plan in any given year. A participant must be employed by the Company on the payment date in order to receive an award under the Executive Incentive Bonus Plan, unless the officer's employment terminated prior to the payment as a result of death, disability, or retirement. Unless the Compensation Committee determines otherwise, an officer whose employment terminates for any other reason prior to the payment date will not be eligible to receive a bonus award. For 2006, the Compensation Committee determined that the eligible participants under the plan included Messrs. Mixon, Blouch, Thompson, Richey and Slangen, as well as the Company's Senior Vice President of Business Development and General Counsel and the Senior Vice President of Human Resources.

     Awards under the Executive Incentive Bonus Plan. Awards under the plan are designed to ensure that the compensation of the Company's officers is commensurate with their responsibilities and contribution to the success of the Company based on market levels indicated by compensation data obtained from time to time by the Company or the independent consultant. For each calendar year or other predetermined performance period, the Compensation Committee will establish a target bonus for each eligible officer, payable if a specified performance goal is satisfied for such performance period.

     Performance Goals. The performance goal for each performance period will provide for a targeted level or levels of performance using one or more of the following predetermined measurements: stock price, net sales, income from operations, earnings before income tax, earnings per share, cost controls, return on assets, and return on net assets employed. For 2006, the bonus award was based upon satisfaction of an earnings per share target, as further described above in the footnotes to the Grants of Plan-Based Awards table.

     The performance goal for a performance period is established in writing by the Compensation Committee on or before the latest date permissible to enable the bonus award to qualify as "performance based compensation" under Section 162(m) of the Internal Revenue Code. The Compensation Committee may during this same time period adjust or modify the calculation of a performance goal for the performance period in order to prevent the dilution or enlargement of the rights of participants (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions; and (3) in view of the Compensation Committee's assessment of the Company's business strategy, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant by the Compensation Committee. The Compensation Committee may establish various levels of bonus depending upon relative performance toward a performance goal.

     The target bonus payable to any officer for a performance period is a specified percentage of the officer's compensation for the performance period, but in no event will the target bonus payable to any officer for a performance period exceed $5,000,000. This maximum bonus amount was set in part to permit the Executive Incentive Bonus Plan to accommodate continued growth of the Company and also to comply with the requirements of Section 162(m) of the Internal Revenue Code. The Board of Directors believes that this limit will provide the Compensation Committee with sufficient flexibility to reward exceptional contributions toward the Company's success. As described in the Compensation Discussion and Analysis elsewhere in this proxy statement, the Compensation Committee currently seeks to give each executive officer an opportunity to earn an annual cash bonus that would result in total annual cash compensation to the executive officer that approximates the 75th market percentile of compensation paid by other employers with which the Company may compete for executive talent.

     In the event of a change in control of the Company, the amount payable to each eligible participant in the plan at the time of such change in control would be equal to the greater of (1) the target bonus that would have been paid if the performance goal for the calendar year in which the change in control occurs had been achieved, or (2) the bonus that would have been paid to the participant if the performance goal that was actually achieved during the portion of the calendar year which occurs prior to the change in control is annualized for the entire calendar year.

     Amendment and Termination. The Company reserves the right, exercisable by the Compensation Committee, to amend the Executive Incentive Bonus Plan at any time and in any respect, or to terminate the plan in whole or in part at any time and for any reason. Amendments will be subject to the approval of the Company's shareholders in such manner and with such frequency as is required under Section 162(m) of the Internal Revenue Code.

                 Outstanding Equity Awards at December 31, 2006

     The following table shows, for the Named Executive Officers, outstanding equity awards held by such officers at December 31, 2006.

-------------------------------------------------------------------------- --------------------------------------------
                           Option Awards                                                 Stock Awards
-------------------------------------------------------------------------- --------------------------------------------
Name         Number        Number of     Equity       Option    Option     Number of   Market     Equity      Equity
             of            Securities    Incentive    Exercise  Expiration Shares or   Value of   Incentive   Incentive
             Securities    Underlying    Plan         Price     Date       Units of    Shares or  Plan        Plan
             Underlying    Unexercised   Awards:      ($)                  Stock That  Units of   Awards:     Awards:
             Unexercised   Options       Number of                         Have Not    Stock      Number of   Market or
             Options       (#)           Securities                        Vested      That Have  Unearned    Payout
             (#)           Unexercisable Underlying                        (#)         Not Vested Shares,     Value of
             Exercisable                 Unexercised                                   ($)        Units or    Unearned
                                         Unearned                                                 Other       Shares,
                                         Options                                                  Rights      Units or
                                         (#)                                                      That Have   Other
                                                                                                  Not Vested  Rights
                                                                                                  (#)         That Have
                                                                                                              Not Vested
                                                                                                              ($)
------------ -------       ------------- ----------- ---------  ---------- ----------  ---------- ----------  ----------
A. Malachi   127,600                                 $ 25.1250  2/20/07
Mixon III    120,750                                 $ 23.6250  3/5/08
             149,500                                 $ 23.6875  3/1/09
             176,600                                 $ 18.6875  8/31/09
             250,000                                 $ 23.4375  3/6/10
             141,300                                 $ 25.1250  8/24/10
             112,800                                 $ 33.50    10/31/11
             122,400                                 $ 36.40    8/21/12
                                                                           3,670 (1)   $ 90,099
             137,900                                 $ 37.70    8/20/13
                                                                           5,254 (2)   $ 128,986
             142,000                                 $ 44.30    8/24/14
                                                                           8,134 (3)   $ 199,690
             120,800                                 $ 41.87    9/8/15
                                                                          14,929 (4)   $ 366,507
                           88,100 (5)                $ 22.66    8/23/16
                                                                          35,200 (6)   $ 864,160
-----------------------------------------------------------------------------------------------------------------------
Gerald B.    70,000                                  $ 25.1250  2/20/07
Blouch       57,600                                  $ 23.6250  3/5/08
             63,700                                  $ 23.6875  3/1/09
             75,300                                  $ 18.6875  8/31/09
             100,000                                 $ 23.4375  3/6/10
             63,300                                  $ 25.1250  8/24/10
             50,600                                  $ 33.50    10/31/11
             55,000                                  $ 36.40    8/21/12
                                                                           2,273 (1)   $ 55,802
             58,700                                  $ 37.70    8/20/13
                                                                           3,254 (2)   $ 79,886
             56,300                                  $ 44.30    8/24/14
                                                                           5,034 (8)   $ 123,585
             45,400                                  $ 41.87    9/8/15
                                                                           9,239 (4)   $ 226,817
                           35,500 (5)                $ 22.66    8/23/16
                                                                          14,200 (6)   $ 348,610
-----------------------------------------------------------------------------------------------------------------------
Gregory C.   82,000                                  $ 32.70    11/04/12
Thompson                                                                   1,280 (1)   $ 31,424
             28,800                                  $ 37.70    8/20/13
                                                                           1,746 (2)   $ 42,864
             25,900                                  $ 44.30    8/24/14
                                                                           2,808 (7)   $ 68,936
             22,400                                  $ 41.87    9/8/15
                                                                           5,154 (4)   $ 126,531
                           16,700 (5)                $ 22.66    8/23/16
                                                                           6,700 (6)   $ 164,485

                                       38

-----------------------------------------------------------------------------------------------------------------------
Joseph B.    41,000                                  $ 25.1250  2/20/07
Richey II    17,900                                  $ 23.6250  3/5/08
             21,600                                  $ 23.6875  3/1/09
             25,500                                  $ 18.6875  8/31/09
             21,000                                  $ 25.1250  8/24/10
             15,800                                  $ 33.50    10/31/11
             17,000                                  $ 36.40    8/21/12
             15,400                                  $ 37.70    8/20/13
             25,900                                  $ 44.30    8/24/14
             22,400                                  $ 41.87    9/8/15
                           9,000 (5)                 $ 22.66    8/23/16
                                                                           3,600 (6)   $ 88,380
-----------------------------------------------------------------------------------------------------------------------
Louis F.J.   18,600                                  $ 23.6250  3/5/08
Slangen      21,800                                  $ 23.6875  3/1/09
             21,000                                  $ 25.1250  8/24/10
             20,000                                  $ 33.50    10/31/11
             21,800                                  $ 36.40    8/21/12
             21,500                                  $ 37.70    8/20/13
             25,900                                  $ 44.30    9/30/14
             22,400                                  $ 41.87    9/8/15
                           9,000 (5)                 $ 22.66    8/23/16
                                                                           3,600 (6)   $ 88,380
-----------------------------------------------------------------------------------------------------------------------

(1)  These restricted shares vest on May 1, 2007.
(2) Half of these restricted shares vest on May 1, 2007, with the remaining half to vest on May 1, 2008.
(3) These restricted shares vest according to the following schedule: 2,712 vest on May 1, 2007; 2,711 vest on May 1, 2008; and 2,711 shares vest on May 1, 2009.
(4) These restricted shares vest in approximate 25% increments over four years commencing May 1, 2007.
(5) These stock options become exercisable in 25% increments over four years commencing September 30, 2007.
(6) These restricted shares vest in 25% increments over four years commencing November 15, 2007.
(7) These restricted shares vest in approximate 1/3 increments over three years starting May 1, 2007.

            Option Exercises and Stock Vested During Fiscal Year 2006

     The following table shows, for the Named Executive Officers, information regarding each exercise of a stock option and each vesting of restricted stock during 2006.

          --------------------------------------------------------------------------------------
                                      Option Awards                       Stock Awards
          --------------------   ----------------------------     ------------------------------
          Name                   Number of     Value Realized     Number of      Value Realized
                                 Shares        on Exercise        Shares on      Vesting
                                 Acquired      ($)                Acquired       ($)
                                 on Exercise                      on Vesting
                                 (#)                              (#)
          --------------------   -----------   --------------     -----------    ---------------
          A. Malachi Mixon III   81,000        $ 696,600
                                                                  3,175          $ 96,520
                                                                  3,671          $ 111,598
                                                                  2,628          $ 79,891
                                                                  2,712          $ 82,445
          --------------------------------------------------------------------------------------
          Gerald B. Blouch       38,400        $ 330,240
                                                                  1,964          $ 59,706
                                                                  2,272          $ 69,069
                                                                  1,627          $ 49,461
                                                                  1,679          $ 51,042
          --------------------------------------------------------------------------------------
          Gregory C. Thompson                                     1,280          $ 38,912
                                                                    873          $ 26,539
                                                                    937          $ 28,485
          --------------------------------------------------------------------------------------
          Joseph B. Richey II    24,300        $ 196,101
          --------------------------------------------------------------------------------------
          Louis F.J. Slangen         --                             --
          --------------------------------------------------------------------------------------

                      Pension Benefits for Fiscal Year 2006

     The following table presents certain information for each of the Named Executive Officers with respect to the SERP.

                 ---------------- --------------- ----------------- ---------------- -----------
                 Name             Plan Name (1)   Number of Years   Present          Payments
                                                  Credited Service  Value of         During Last
                                                  (#)               Accumulated      Fiscal Year
                                                                    Benefit          ($)
                                                                    ($) (2)
                 ---------------- --------------- ----------------- ---------------- ------------
                 A. Malachi       SERP            26                9,068,353 (3)    --
                 Mixon III
                 ---------------- --------------- ----------------- ---------------- ------------
                 Gerald B.        SERP            15                3,307,313        --
                 Blouch
                 ---------------- --------------- ----------------- ---------------- ------------
                 Gregory C.       SERP            9 (4)             568,621          --
                 Thompson
                 ---------------- --------------- ----------------- ---------------- ------------
                 Joseph B.        SERP            22                2,247,371        --
                 Richey II
                 ---------------- --------------- ----------------- ---------------- ------------
                 Louis F.J.       SERP            19                1,400,750        --
                 Slangen
                 ---------------- --------------- ----------------- ---------------- ------------

               (1) The SERP is the Company's original Supplemental Executive Retirement Plan and a new plan which is intended to work in tandem with the original plan to operate effectively as one plan, as further described below under Supplemental Executive Retirement Plan (collectively, the "SERP").

               (2) This column presents the actuarial present value of each officer's accumulated benefit under the applicable plan, computed as of the same pension plan measurement date used for financial statement reporting purposes. For purposes of this calculation, Named Executive Officers are assumed to have worked until the normal retirement age as defined in the SERP, which is the attainment of age 65.

               (3) In recognition of Mr. Mixon's successful completion of management succession planning and his past contributions to the Company, in 2000, the Compensation Committee waived the "Company contribution offset" to his SERP balance.

               (4) In consideration of his joining the Company in 2002, Mr. Thompson was credited with five years of service under the SERP.

         Supplemental Executive Retirement Plan

     In 1995, the Company established the SERP for certain executive officers to supplement other savings plans offered by the Company so as to provide a specific level of replacement compensation for retirement. In order to comply with Section 409A of the Internal Revenue Code, in 2005 the Company froze the original Supplemental Executive Retirement Plan and adopted a new plan, effective in 2005, which is intended to work in tandem with the original plan and operate effectively as one plan.

     Under the SERP, the normal retirement date is either age 65 or, if the executive has reached 15 years of service, age 62. The normal benefit is a single-life annuity in an amount equal to 50% of a participant's final earnings, which is the participant's annual base salary and target bonus on the April 1st immediately preceding or coincident with the date of the termination of the participant's employment, multiplied by a service ratio, which is the participant's years of service divided by 15 years (but not more than one). This normal benefit is subject to certain reductions, including the annuitized value of Company contributions to the Invacare Retirement Savings Plan and the DC Plus Plan, one-half of the annual Social Security benefit, and other offsets. An early retirement benefit is available once the executive reaches age 55 with 10 years of service, in an amount equal to the normal retirement benefit reduced by 6% for each year that precedes the executive's normal retirement date under the plan. A participant's benefits under the SERP vest over five years (i.e., 20% per year), so that a participant is fully vested (100%) five years after becoming a participant in the SERP. The SERP also provides for certain disability benefits, termination benefits and change of control benefits. Upon disability, the participant becomes 100% vested and unreduced normal retirement benefits are commenced. Upon termination prior to early or normal retirement, the participant receives the vested portion of the accrued normal retirement benefit reduced by 6% for each year that precedes the executive's normal retirement date under the plan. Upon a change of control, if the participant's employment is subsequently terminated for any reason other than death within three years after the change of control (two years for amounts under the original plan), the participant receives a lump sum benefit that is actuarially equivalent to his normal retirement benefit and is treated as 100% vested with a service ratio of one (i.e., treated as having at least 15 years of service). Actuarial equivalence is calculated on the basis of the 1983 Group Annuity Mortality table and the greater of 8% annual interest or Moody's Corporate Bond Yield Average rate for the prior calendar year.

     The SERP is a nonqualified plan and, thus, the benefits accrued under these plans would be subject to the claims of the Company's general creditors if the Company were to file for bankruptcy. The benefits will be paid (1) from an irrevocable grantor trust which has been partially funded from the Company's general funds and/or (2) directly from the Company's general funds.

     The present value of each Named Executive Officer's accumulated benefit under the SERP is calculated based on a number of factors, including current compensation data, the provisions of the SERP, and the following assumptions: the executive salary will increase at a rate of 5% per year; the consumer price index will increase at a rate of 3% per year; the executive's retirement age will be age 65; the corporate annual income tax rate will be 40%; future contributions by the Company to the SERP will increase at a rate of 5% per year; earnings on Company contributions to the SERP will average 8% per year; and a discount rate of 6.75%.

             Nonqualified Deferred Compensation for Fiscal Year 2006

     The following table presents information for each of the Named Executive Officers regarding contributions, earnings, withdrawals and balances under the DC Plus Plan.

         --------------------------------------------------------------------------------------------------------
         Name         Executive         Registrant         Aggregate           Aggregate        Aggregate Balance
                      Contributions in  Contributions in   Earnings in 2006    Withdrawals/     At December 31,
                      2006              2006               ($) (3)(4)          Distributions    2006
                      ($) (1)           ($) (2)                                ($) (5)          ($)
         ----------   ----------------  ----------------  ----------------     -------------    ------------------
         A. Malachi   98,011            53,396            490,762              19,120           4,227,951
         Mixon III
         ----------   ----------------  ----------------  ----------------     -------------    ------------------
         Gerald B.    18,397            30,048            63,250               69,733           812,489
         Blouch
         ----------   ----------------  ----------------  ----------------     -------------    ------------------
         Gregory C.   18,148            14,123            14,471               19,120           120,406
         Thompson
         ----------   ----------------  ----------------  ----------------     -------------    ------------------
         Joseph B.    15,289            15,348            (26,674)             15,120           591,122
         Richey II
         ----------   ----------------  ----------------  ----------------     -------------    ------------------
         Louis F.J.   10,405            13,104            140,676              19,120           1,516,524
         Slangen
         ---------------------------------------------------------------------------------------------------------

          (1) The amounts reported in this column represent the portion of the officer's salary and/or bonus, as reported in the "Salary," "Bonus" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table, that was deferred into the plan.

          (2) The amounts reported in this column have been included with respect to each officer in the "All Other Compensation" column of the Summary Compensation Table above, as described in footnote
               (7) to that Table.

          (3) No portion of the amounts reported in this column that represent accrued interest has been included in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table, since none of the amounts reported in this column represent above-market or preferential interest or earnings accrued on the applicable plan.

          (4) Please see the discussion below under DC Plus Plan for a description of how earnings under the plan are calculated.

          (5) The withdrawal shown reflects a transfer to the officer's account under the tax-qualified Invacare Retirement Savings Plan up to the amount allowed by IRS limitations, pursuant to the terms of the DC Plus Plan.

         DC Plus Plan

     The DC Plus Plan is a non-qualified contributory savings plan for highly compensated employees. The program is offered to allow participants to defer compensation above the amount allowed in the Invacare Retirement Savings Plan, the Company's qualified retirement plan, and to provide participants with additional pre-tax savings opportunities. The DC Plus Plan is actually two plans operating effectively as one. In 2004, the Company froze what was originally established as the 401(k) Plus Plan and prohibited further deferrals and contributions to that plan for compensation earned after December 31, 2004. It then adopted the DC Plus Plan, effective January 1, 2005, in order to address the requirements of Section 409A of the Internal Revenue Code. All benefits of the participants earned and vested in the 401(k) Plus Plan as of December 31, 2004 remain preserved under the existing plan provisions. These plans are referred to in this proxy statement collectively as the "DC Plus Plan."

     The DC Plus Plan allows participants to defer all or any portion of their annual cash bonus compensation and up to 50% of their salary to the plan. The Company provides a matching contribution on amounts deferred of up to an annual maximum of 2% of salary, as well as a quarterly contribution of up to 4% of salary for the benefit of eligible participants. The DC Plus Plan works in tandem with the Invacare Retirement Savings Plan, in that the participant can elect for funds to be transferred to the qualified plan on an annual basis, as determined by IRS limitations. Participants may allocate contributions among an array of funds representing a full range of risk/return profiles, including Company common shares reflected in phantom share units. Employee deferrals and contributions by the Company for the benefit of each employee are credited with earnings, gains or losses based on the performance of investment funds selected by the employee. Earnings under the DC Plus Plan are based on the following underlying funds, which had the following annual returns in 2006: Fidelity Equity Income Fund, 15.2%; Fidelity Spartan U.S. Equity Fund, 12.0%; Fidelity Growth Company, 5.8%; Fidelity Low-Priced Stock Fund, 11.0%; Harbor Small Cap Growth Institutional, 8.8%; Harbor Small Cap Value Return, 6.9%; Fidelity Diversified International Fund, 15.5%; Dodge & Cox Balanced Fund, 10.9%; Invacare Common Shares, -29.6%; Fidelity Freedom Income Fund, 4.7%; Fidelity Freedom 2000 Fund, 5.2%; Fidelity Freedom 2010 Fund, 6.9%; Fidelity Freedom 2020 Fund, 8.4%; Fidelity Freedom 2030 Fund, 9.2%; Fidelity Freedom 2040 Fund, 9.6%; PIMCO Total Return Admin, 3.4%; and Fidelity Managed Income, 3.4%. These funds generally are the same as are offered for investment under the Invacare Retirement Savings Plan. Participants do not have any direct interest in or ownership of the funds. Participant's contributions are always 100% vested and employer contributions vest according to a five year graduated scale. All distributions from the plan are in the form of cash and paid in a single lump sum upon termination of employment unless the participant has a qualifying termination (i.e., after reaching retirement age or on account of death or disability), the account is over the required threshold amount (i.e., over $20,000 in the 401(k) Plus Plan portion and $10,000 in the DC Plus Plan portion), and the participant has elected to receive payment in installments instead of a lump sum. The installment period can not exceed 15 years. Distributions under the DC Plus Plan may be made only upon termination of the employee's employment, death, disability or hardship, or at a time certain specified by the employee at the time of deferral in accordance with the terms of the plan. Elections to participate in the DC Plus Plan must be made by the employee in accordance with the requirements of the plan and applicable law.

                  Other Potential Post-Employment Compensation

Severance and Change of Control Benefits

     Upon termination of employment for certain reasons (other than a termination following a change of control of the Company) severance benefits may be paid to the Named Executive Officers. The severance benefits payable to Mr. Blouch are addressed in his Severance Protection Agreement, discussed below, and the severance benefits payable to Messrs. Richey, Slangen and Thompson are addressed in the description of each of their respective letter agreements below. Mr. Mixon is not covered under a general severance agreement, but is entitled to receive benefits under a change of control agreement (discussed below under Change of Control Agreements) like all of the other Named Executive Officers and under a Chairman and CEO Retirement Program (discussed below under Chairman and CEO Retirement Program).

         Severance Protection Agreement

     In 2002, the Company entered into a Severance Protection Agreement with Mr. Blouch. Under the terms of the agreement, if Mr. Blouch's employment is terminated by reason of death or disability, by the Company for cause (as defined in the agreement) or by Mr. Blouch other than for good reason (as defined in the agreement), he or his estate is entitled to receive payment of any compensation and benefits accrued but unpaid at the time of such termination. If Mr. Blouch's employment is terminated by the Company other than for cause or by Mr. Blouch for good reason (but not due to death or disability) and, if Mr. Blouch is not entitled to receive benefits under his change of control agreement (discussed below under Change of Control Agreements), he then is entitled to receive the following benefits:

     o compensation equal to three times the amount of his then applicable annual base salary, to be paid in three equal annual installments;

     o 75% of his target bonus for the year in which employment ends, to be paid in three equal annual installments;

     o    any   then-outstanding   stock  option  grant  or  stock  award  shall
          immediately vest in full as of the date of termination of employment, unless stated otherwise in the option agreement; and

     o the exercise period of any unexercised stock option shall be extended until the earlier of two years after the date of termination of employment or expiration of the option, unless stated otherwise in the option agreement. In addition, Mr. Blouch may exercise all options by means of a cashless exercise program, so long as (a) the program is permitted under applicable law, and (b) the Company is not required to recognize additional compensation expense as a result of the exercise.

In accordance with the terms described above, assuming that Mr. Blouch's employment with the Company was terminated by the Company other than for cause or by Mr. Blouch for good reason (but not due to death or disability) as of December 31, 2006, the amounts and/or values of the benefits he would be entitled to receive are as follows: (1) $2,022,600 in respect of three times his applicable base salary; (2) $480,368 in respect of 75% of his applicable target bonus; and (3) $782,000 in respect of the present value of acceleration of vesting of outstanding unvested stock option grants and restricted stock awards and of the extension of the exercise periods of outstanding unexercised stock options, for a total of $3,284,968.

     The agreement contains provisions which restrict Mr. Blouch's ability to engage in any business that is competitive with the Company's business, or to solicit Company employees, customers or suppliers for a period of two years following the date of termination of his employment or two years after the last payment due to Mr. Blouch pursuant to the severance provisions described above, whichever is later. The agreement also contains provisions requiring Mr. Blouch to maintain the confidentiality of non-public Company information during and after his employment and to assign to the Company any rights that he may have in any intellectual property developed in the course of his employment.

         Other Severance Arrangements

     The Company has entered into letter agreements with each of Messrs. Richey, Slangen and Thompson which provide that, upon a termination of employment other than by the Company for cause or following a change of control of the Company, each executive will be entitled to continuation of his then-applicable base salary for one year, to receive a pro rata portion of his target bonus for the year in which his employment ends based on the date of termination, and to continuation of health insurance benefits until the earlier of the end of the severance period or such time as he obtains employment that provides such coverage.

     In accordance with the terms described above, assuming that the employment of each of Messrs. Richey, Slangen and Thompson was terminated by the Company other than for cause as of December 31, 2006, and assuming that these individuals were not entitled to benefits under their change of control agreements, the amounts and/or values of the benefits they each would be entitled to receive are as follows: (1) Mr. Richey would be entitled to $422,200 in respect of the continuation of his current base salary for one year, $316,650 in respect of his target bonus for the year and $6,480 in respect of the continuation of his current health insurance benefits for one year, for a total of $745,330; (2); Mr. Slangen would be entitled to $386,200 in respect of the continuation of his current base salary for one year, $289,650 in respect of his target bonus for the year and $6,480 in respect of the continuation of his current health insurance benefits for one year, for a total of $682,330; and (3) Mr. Thompson would be entitled to $401,200 in respect of the continuation of his current base salary for one year, $300,900 in respect of his target bonus for the year and $6,480 in respect of the continuation of his current health insurance benefits for one year, for a total of $708,580.

     The Company also has entered into a technical information and non-competition agreement with each of Messrs. Richey, Slangen and Thompson which contain provisions requiring each executive to maintain the confidentiality of non-public Company information during and after his employment and to assign to the Company any rights that he may have in any intellectual property developed in the course of his employment. The agreements also contain provisions which restrict each executive's ability to engage in any business that is competitive with the Company's business, or to solicit Company employees, customers or suppliers for a period of three years following the date of termination of his employment; provided that, if the executive is unable to obtain employment consistent with his training and education solely because of the non-competition provisions of the agreement, the provisions will be effective only for so long as the Company makes monthly payments to the executive equal to his monthly base salary at the time of termination of his employment with the Company (including payment of premiums for health and life insurance as generally provided to the Company's employees).

         Change of Control Agreements

     The Company has entered into change of control agreements with certain of its executive officers, including each of the Named Executive Officers. The agreements continue through December 31 of each year and are automatically extended in one-year increments unless the Company gives prior notice of termination at least one year in advance. These agreements are intended to ensure the continuity of management and the continued dedication of the executives during any period of uncertainty caused by the possible threat of a takeover.

     In the event that there is a change of control of the Company (as defined in the agreement) and the executive remains employed by the Company on the first anniversary of the change of control, the executive is entitled to receive a retention bonus payment equal to the sum of (a) the highest annual base salary paid by the Company to the executive since the effective date of the agreement; and (b) the higher of the executive's target bonus amounts for the two previous fiscal years (such sum being hereinafter referred to as "Base Compensation"). Assuming a change of control of the Company as of December 31, 2006, if each of the Named Executive Officers were to remain employed by the Company one year after the change of control, he would be entitled to receive a retention payment equal to his Base Compensation as follows: (1) Mr. Mixon: $2,148,900; (2) Mr.
Blouch: $1,314,690; (3) Mr. Richey: $738,850; (4) Mr. Slangen: $675,850; and (5)
Mr. Thompson: $702,100.

     If the executive is terminated without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement) at any time during the three year period following a change of control under the conditions set forth in the agreements, the executive will receive, in addition to accrued but unpaid salary, bonus and vacation pay, the following:

     o    a  lump  sum  amount  equal  to  three  times  the  executive's   Base
          Compensation, less the one year retention payment paid to the executive, if any, as described above;

     o a lump sum amount equal to three times the greatest contribution made by the Company to each of the Invacare Retirement Savings Plan, the 401(k) Plus Plan and the DC Plus Plan on behalf of the executive for any year in the three years prior to the change of control;

     o a lump sum amount equal to the difference between (a) the amount payable to the executive under the Company's SERP and (b) the amount that would have been payable to the executive under the Company's SERP if the executive had continued to be employed by the Company for three years after termination of employment at the highest level of annual compensation received by the executive from the Company in any year during the three years prior to the change of control;

     o continuing coverage under the Company's health, life and disability insurance programs (including those available only to executives and those generally available to employees of the Company) for three years after termination of employment;

     o accelerated vesting of all outstanding unvested stock options, so that all options become exercisable in full and will continue to be exercisable for two years after termination (unless the option earlier expires by its terms);

     o    accelerated vesting of all outstanding restricted stock;

     o immediate vesting of the executive's rights under the Invacare Retirement Savings Plan, the 401(k) Plus Plan, the DC Plus Plan and the SERP (as if the executive achieved the maximum normal retirement benefit);

     o a lump sum payment as necessary to "gross up," on an after-tax basis, the executive's compensation for all excise taxes and any penalties and interest imposed by Section 4999 of the Internal Revenue Code and
          Section 409A of the Internal Revenue Code.

     The table below reflects the approximate amounts that would be payable to each Named Executive Officer under the individual change of control agreements assuming that the change of control occurred at December 31, 2006 and that such executive's employment was terminated in a manner triggering payment of the above benefits, including a gross-up for certain taxes in the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, and assuming that no payments would be subject to excise tax or penalties imposed by Section 409A of the Internal Revenue Code.

---------------- ------------- -------------- ------------- ------------- -------------- ------------- -------------
                               Retirement     Continuing    Early         Early
                 Lump Sum      Plan           Benefit       Vesting of    Vesting of     Estimated
                 Severance     Enhance-ment   Plan          Stock         Restricted     Tax Gross
Name             Amount (1)    (2)            Coverage (3)  Options (4)   Stock (4)      Up (5)        Total
---------------- ------------- -------------- ------------- ------------- -------------- ------------- -------------
A. Malachi       $ 6,976,491   $ --           $ 46,440      $ 58,931      $ 462,316      $ --         $ 7,544,178
Mixon III
---------------- ------------- -------------- ------------- ------------- -------------- ------------- -------------
Gerald B.        $ 4,095,273   $ --           $ 47,781      $ 23,669      $ 214,178      $  --        $ 4,380,901
Blouch
---------------- ------------- -------------- ------------- ------------- -------------- ------------- -------------
Gregory C.       $ 2,377,902   $ 3,063,922    $ 45,828      $ 11,135      $ 124,673      $ 2,723,921  $ 8,347,381
Thompson
---------------- ------------- -------------- ------------- ------------- -------------- ------------- -------------
Joseph B.        $ 2,397,591   $ --           $ 28,524      $ 6,055       $ 33,616       $ --         $ 2,465,786
Richey II
---------------- ------------- -------------- ------------- ------------- -------------- ------------- -------------
Louis F. J.      $ 2,189,337   $ --           $ 62,628      $ 6,055       $ 33,616       $ --         $ 2,291,636
Slangen
---------------- ------------- -------------- ------------- ------------- -------------- ------------- -------------

(1) This amount is comprised of (i) a lump sum amount equal to three times the executive's Base Compensation (which is $6,446,700 for Mr. Mixon, $3,944,070 for Mr. Blouch, $2,106,300 for Mr. Thompson, $2,216,550 for Mr.
     Richey and $2,027,550 for Mr. Slangen); (ii) a lump sum amount equal to three times the greatest contribution made by the Company on behalf of the executive for any year in the three years prior to the change of control to
     (A) the Invacare Retirement Savings Plan (which is $39,000 for Messrs. Mixon, Blouch, Richey and Slangen and $44,850 for Mr. Thompson), (B) the 401(k) Plus Plan (which is $325,230 for Mr. Mixon, $18,687 for Mr. Blouch, $69,975 for Mr. Thompson, $93,885 for Mr. Richey and $81,543 for Mr. Slangen), (C) the DC Plus Plan (which is $165,561 for Mr. Mixon, $93,516 for Mr. Blouch, $44,376 for Mr. Thompson, $48,156 for Mr. Richey and $41,244 for Mr. Slangen), and (iii) a lump sum amount equal to the difference between (a) the amount payable to the executive under the SERP and (b) the amount that would have been payable to the executive under the SERP if he had continued to be employed by the Company for three years after termination of employment (which is $112,401 for Mr. Thompson; Messrs. Mixon, Blouch, Richey and Slangen are each 100% vested with a service ratio that allows for maximum benefits under the SERP and therefore receive no additional benefit pursuant to the applicable provisions of the change of control agreements).

(2)  This amount is comprised of (i) the present value of the difference between
     (a) the actuarial equivalent of the retirement benefit payable to the executive under the SERP assuming the vesting percentage and service ratio are accelerated to allow for maximum benefits and (b) the actuarial equivalent of the retirement benefit currently payable to the executive under the SERP without acceleration, which is $3,042,272 for Mr. Thompson;
     (ii) the present value of the difference between (a) the amount of the executive's vested account balance under the Invacare Retirement Savings Plan, assuming 100% vesting of all contributions, and (b) the amount of the executive's currently vested account balance under the Invacare Retirement Savings Plan, which is $10,070 for Mr. Thompson; (iii) the present value of the difference between (a) the amount of the executive's vested account balance under the 401(k) Plus Plan, assuming 100% vesting of all contributions and (b) the amount of the executive's currently vested account balance under the 401(k) Plus Plan, which is $6,693 for Mr. Thompson; and (iv) the present value of the difference between (a) the amount of the executive's vested account balance under the DC Plus Plan, assuming 100% vesting of all contributions and (b) the amount of the executive's currently vested account balance under the DC Plus Plan, which is $4,887 for Mr. Thompson. Assuming a change of control of the Company and termination of his employment as of December 31, 2006, Mr. Thompson would become 100% vested in the SERP with a service ratio that would allow for maximum benefits. Messrs. Mixon, Blouch, Richey and Slangen are each currently 100% vested in each of the above mentioned plans and have achieved the service ratio necessary to allow for maximum benefits under the SERP and therefore would receive no additional benefits under the SERP as a result of a change of control.

(3) This amount represents the present value of continuing coverage under the Company's health, life and disability insurance programs (including those available only to executives and those generally available to employees of the Company) for three years following the date of termination.

(4) These awards would become vested and the amount shown represents the present value of the acceleration of vesting under Section 4999 of the Internal Revenue Code.

(5) The estimated tax gross-up is calculated assuming that a change of control of the Company and termination of the executive's employment occurred at December 31, 2006 and assuming that none of the payments made pursuant to the change of control agreements were made in consideration of past services.

Retirement and Other Post-Termination Benefits

     The Company maintains other plans and arrangements with its Named Executive Officers which provide for post-employment benefits upon the retirement or death of the executives, as further described below.

         Retirement Plans

     The Company's Named Executive Officers are eligible to participate in the SERP and the DC Plus Plan. The SERP and the present value of the accumulated benefits of each Named Executive Officer under the SERP are described elsewhere in this proxy statement under the Pension Benefits Table. The DC Plus Plan and the aggregate account balance of each Named Executive Officer under the plan are described elsewhere in this proxy statement under the Non-Qualified Deferred Compensation Table.

         Death Benefit Only Plan

     The Company maintains a Death Benefit Only Plan ("DBO Plan") for its senior executives other than the CEO. By participating in the DBO Plan, an executive agrees to limit his coverage under the Company's other group life insurance plans to a maximum of $50,000. Under the DBO Plan, subject to certain limitations, if a participant dies while employed by the Company, his designated beneficiary shall receive a benefit equal to three times the executive's highest annual base salary plus target bonus as in effect on the April 1st preceding or coincident with his death. If a participant dies after attaining age 65 or after his employment with the Company is otherwise terminated following a change of control of the Company, a payment equal to his highest annual base salary plus target bonus as in effect on the April 1st preceding or coincident with such event will be payable on behalf of the participant. The Company may, in its discretion, pay an additional amount in order to "gross up" the participant for some or all of the income taxes that may result from the benefits described above. With respect to each Named Executive Officer, if the executive had died on December 31, 2006, the following amounts would have been payable on an after-tax basis under the DBO Plan: (1) $3,944,070 to the beneficiaries of Mr. Blouch; (2) $738,850 to the beneficiaries of Mr. Richey (who is over age 65);
(3) $2,027,550 to the beneficiaries of Mr. Slangen; and (4) $2,106,300 to the beneficiaries of Mr. Thompson. Upon a change of control of the Company, the Company's obligations under the DBO Plan will be binding on any successor to the Company and the foregoing benefits would be payable to a participant under the DBO Plan in accordance with the terms described above upon the death of the participant following the change of control.

         Chairman and CEO Retirement Program

     In March 2000, the Company established a retirement program for Mr. Mixon. Under the program, upon his retirement, Mr. Mixon is to be provided with a spending account of $1,000,000 for reimbursement of office and clerical support, financial and legal planning and other reasonable expenses incurred in an ongoing role as consultant to the Company. If, after five years, any amounts remain in such account, the remaining amounts are to be paid to Mr. Mixon or his beneficiaries. The program further provides that, for the five years following his retirement, Mr. Mixon will be reimbursed for the cost of private or first class airfare of up to a maximum of $150,000 in the aggregate, the cost of home security expenses of up to $2,000 per year and the annual premium cost for medical insurance for Mr. Mixon and his spouse that is substantially similar to that maintained by the Company on his behalf prior to his retirement. In addition, during the five years after his retirement, Mr. Mixon will continue to be eligible to participate, at the Company's cost, in such personal umbrella insurance coverage and medical check-up benefit plans as may be maintained by the Company for its senior executives. The program will terminate on the earlier of the fifth anniversary of Mr. Mixon's retirement from the Company or a change of control of the Company as defined under the Change of Control Agreements described above. The Company estimates that, assuming that Mr. Mixon retired from the Company at December 31, 2006, the total amount payable to Mr. Mixon in connection with the foregoing benefits would be equal to approximately $1,250,650.

                            Compensation of Directors

     Non-employee directors were paid a $35,000 annual retainer in 2006, which was increased from $30,000 for 2005, $2,000 per Board meeting attended and $1,500 per committee meeting attended, or $2,000 per committee meeting for the committee chairperson. If the Board or a committee meets via teleconference, the directors attending the meeting receive one-half of the normal Board or committee meeting attendance fee. The Chairman of the Audit Committee receives an additional retainer of $5,000 per year. In addition, all non-employee directors receive annual stock option grants to acquire up to 4,000 shares vesting over a four-year term.

     Directors are eligible to defer compensation payable by the Company for their services as a director into discounted (to 75% of market value on the date of grant) stock options granted under the 2003 Plan. Of the amounts reflected in the "Fees Earned or Paid in Cash" column in the table below, Mr. Boland deferred $51,000, Mr. Delaney deferred $4,100, Dr. Harris deferred $32,800, Mr. Kasich deferred $43,000 and Mr. Weber deferred $58,000 of their 2006 compensation and, as a result, each was issued stock options on December 16, 2005 with an exercise price per share discounted 25% from the closing price per share of the Company's common shares as quoted on the New York Stock Exchange on that date.

                        2006 Director Compensation Table
------------------------------------------------------------------------------------------------------------
Name          Fees        Stock     Option     Non-Equity       Change in       All Other         Total
              Earned or   Awards    Awards     Incentive Plan   Pension         Compen-           ($)
              Paid in     ($)       ($) (1)    Compensation     Value and       sation ($)
              Cash                             ($)              Nonqualified
              ($)                                               Deferred
                                                                Compensation
                                                                Earnings
------------ ----------   ------   -------     --------------   -------------   -------------    -----------
James Boland 60,000 (2)    --    3,025 (3)      --               --             --               63,025
------------------------------------------------------------------------------------------------------------
Michael      45,500 (4)    --    3,025 (5)      --               --             --               48,525
Delaney
------------------------------------------------------------------------------------------------------------
Dr. C.       45,500 (6)    --    3,025 (7)      --               --             --               48,525
Martin
Harris
------------------------------------------------------------------------------------------------------------
Dr.          50,250 (8)    --    3,025 (9)      --               --             --               53,275
Bernadine
Healy
------------------------------------------------------------------------------------------------------------
John Kasich  45,500 (10)   --    3,025 (11)     --               --             --               48,525

------------------------------------------------------------------------------------------------------------
Dan T. Moore 53,750 (12)   --    3,025 (13)     --               --             --               56,775

------------------------------------------------------------------------------------------------------------
William      66,250 (14)   --    3,025 (15)     --               --             5,084 (16)       74,359
Weber
------------------------------------------------------------------------------------------------------------

(1) The values reported in this column represent the dollar amount of expense recognized for financial statement purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R with respect to all stock options awarded to each director during or prior to 2006. The grant date fair value per share of the stock options granted to each of the directors in 2006 was $8.97. For a description of the assumptions made in computing the values reported in this column, see "Shareholders' Equity Transactions" in the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(2) The fees to Mr. Boland include a $35,000 retainer, $8,000 for attendance at four Board meetings, $6,000 for attendance (as committee chair) at three meetings of the Compensation, Management Development and Corporate Governance Committee, $6,000 for attendance at four meetings of the Audit
     Committee, $3,000 for attendance at four teleconference meetings of the Audit Committee, $1,000 for attendance at one Board teleconference meeting and $1,000 for attendance (as committee chairman) at one teleconference meeting of the Compensation Committee. Mr. Boland deferred certain of his 2006 Director fees, as further described above.

(3) As of the end of the fiscal year, Mr. Boland held options to buy 57,541 common shares of the Company under the Invacare Corporation 1992
     Non-Employee Directors Stock Option Plan, the Invacare Corporation 1994 Performance Plan and the Invacare Corporation 2003 Performance Plan. All options were granted between October 30, 1998 and March 8, 2006, at exercise prices between $16.03 to $47.01 per share, will expire between October 30, 2008 and March 8, 2016, and became or will become exercisable between October 30, 1999 and March 31, 2010.

(4) The fees to Mr. Delaney include a $35,000 retainer, $8,000 for attendance at four Board meetings, $1,500 for attendance at one meeting of the Investment Committee and $1,000 for attendance at one Board teleconference meeting. Mr. Delaney deferred certain of his 2006 Director fees, as further described above.

(5) As of the end of the fiscal year, Mr. Delaney held options to buy 17,864 common shares of the Company under the Invacare Corporation 1994 Performance Plan and the Invacare Corporation 2003 Performance Plan. All options were granted between March 2, 1999 and December 15, 2006, at exercise prices between $16.3125 to $47.01 per share, will expire between March 2, 2009 and December 15, 2016, and became or will become exercisable between March 31, 2000 and March 31, 2010.

(6) The fees to Dr. Harris include a $35,000 retainer, $8,000 for attendance at four Board meetings, $1,500 for attendance at one meeting of the Investment Committee and $1,000 for attendance at one Board teleconference meeting. Mr. Harris deferred certain of his 2006 Director fees, as further described above.

(7) As of the end of the fiscal year, Dr. Harris held options to buy 27,922 common shares of the Company under the Invacare Corporation 1994 Performance Plan and the Invacare Corporation 2003 Performance Plan. All options were granted between February 5, 2003 and March 8, 2006, at exercise prices between $22.68 to $47.01 per share, will expire between February 5, 2013 and March 8, 2016, and became or will become exercisable between December 31, 2003 and March 31, 2010.

(8) The fees to Dr. Healy include a $35,000 retainer, $8,000 for attendance at four Board meetings, $2,000 for attendance at one meeting of the Investment Committee (as committee chairperson), $4,500 for attendance at three meetings of the Compensation Committee and $750 for attendance at one teleconference meeting of the Compensation Committee.

(9) As of the end of the fiscal year, Dr. Healy held options to buy 39,437 common shares of the Company under the Invacare Corporation 1994 Performance Plan and the Invacare Corporation 2003 Performance Plan. All options were granted between March 2, 1999 and March 8, 2006, at exercise prices between $16.03 to $47.01 per share, will expire between March 2, 2009 and March 8, 2016, and became or will become exercisable between March 31, 2000 and March 31, 2010.

(10) The fees to Mr. Kasich include a $35,000 retainer, $8,000 for attendance at four Board meetings, $1,500 for attendance at one meeting of the Investment Committee and $1,000 for attendance (as committee chair) of one teleconference meeting of the Nominating Committee. Mr. Kasich deferred certain of his 2006 Director fees, as further described above.

(11) As of the end of the fiscal year, Mr. Kasich held options to buy 48,457 common shares of the Company under the Invacare Corporation 1992
     Non-Employee Directors Stock Option Plan, the Invacare Corporation 1994 Performance Plan and the Invacare Corporation 2003 Performance Plan. All options were granted between March 1, 2001 and December 15, 2006, at exercise prices between $18.1875 to $47.01 per share, will expire between March 1, 2011 and December 15, 2016, and became or will become exercisable between March 31, 2002 and March 31, 2010.

(12) The fees to Mr. Moore include a $35,000 retainer, $8,000 for attendance at four Board meetings, $750 for attendance at one teleconference meeting of the Nominating Committee, $6,000 for attendance at four meetings of the Audit Committee, $3,000 for attendance at four teleconference meetings of the Audit Committee and $1,000 for attendance at one Board teleconference meeting.

(13) As of the end of the fiscal year, Mr. Moore held options to buy 32,953 common shares of the Company under the Invacare Corporation 1994 Performance Plan and the Invacare Corporation 2003 Performance Plan. All options were granted between March 2, 1999 and March 8, 2006, at exercise prices between $16.3125 to $47.01 per share, will expire between March 2, 2009 and March 8, 2016, and became or will become exercisable between March 31, 2000 and March 31, 2010.

(14) The fees to Mr. Weber include a $35,000 retainer, $8,000 for attendance at four Board meetings, $4,500 for attendance at three meetings of the Compensation, Management Development and Corporate Governance Committee, a $5,000 retainer as Chairman of the Audit Committee, $8,000 for attendance (as committee chair) at four meetings of the Audit Committee, $4,000 for attendance (as committee chair) at four teleconference meetings of the Audit Committee, $1,000 for attendance at one Board teleconference meeting and $750 for attendance at a teleconference meeting of the Compensation Committee. Mr. Weber deferred certain of his 2006 Director fees, as further described above.

(15) As of the end of the fiscal year, Mr. Weber held options to buy 21,365 common shares of the Company under the Invacare Corporation 1994 Performance Plan and the Invacare Corporation 2003 Performance Plan. All options were granted between March 2, 1999 and March 8, 2006, at exercise prices between $19.50 to $47.01 per share, will expire between March 2, 2009 and March 8, 2016, and became or will become exercisable between March 31, 2000 and March 31, 2010.

(16) Other compensation includes personal use of corporate suites or tickets to sporting events. See the discussion in footnote 7 to the Summary Compensation Table for a description of the Company's methodology for determining the incremental cost of this perquisite.

                      Equity Compensation Plan Information

     The following table provides information as of December 31, 2006 about our common shares that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including the Invacare Corporation 2003 Performance Plan, the Invacare Corporation 1994 Performance Plan and the Invacare Corporation 1992 Non-Employee Directors Stock Option Plan.

                                                                                              Number of securities
                                                                                               remaining available
                                                                                               for future issuance
                                       Number of securities to be       Weighted-average          under equity
                                         issued upon exercise of        exercise price of      compensation plans
                                           outstanding options,        outstanding options,   (excluding securities
Plan Category                              warrants and rights         warrants and rights   reflected in column (a))
-----                                      -------------------         -------------------     -------------------
                                                   (a)                        (b)                      (c)
Equity compensation plans  approved
by security holders................             4,724,651                   $30.68                   1,784,033 (1)

Equity compensation plans not                                                   __                          __
approved by security holders.......               305,578 (2)
                                                ---------                   ------                   ---------

Total..............................             5,030,229                   $30.68                   1,784,033
                                                =========                   ======                   =========

----------

(1) Represents shares available under the Invacare Corporation 2003 Performance Plan. The Invacare Corporation 2003 Performance Plan allows for the granting of no more than 300,000 shares at an exercise price of zero and no more than 200,000 shares at an exercise price of not less than 75% of the market value on the date the option is granted. All other option grants must be made at not less than the market value on the date the option is granted.

(2)  Represents  phantom  share  units in the  401(k)  Plus Plan and the DC Plus
     Plan.


                                  OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated in the Notice of Annual Meeting of Shareholders. However, if other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote based on their best judgment on any other matters unless instructed to do otherwise.

     Any shareholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by Invacare in connection with its annual meeting of shareholders to be held in 2008 must do so no later than December 11, 2007. To be eligible for inclusion in our 2008 proxy material, proposals must conform to the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.

     Unless we receive a notice of a shareholder proposal to be brought before the 2008 annual meeting by February 24, 2008, then Invacare may vote all proxies in their discretion with respect to any shareholder proposal properly brought before such annual meeting.

     Upon the receipt of a written request from any shareholder, Invacare will mail, at no charge to the shareholder, a copy of Invacare's 2006 Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission, for Invacare's most recent fiscal year. Written requests for any Reports should be directed to:

                           Shareholder Relations Department
                           Invacare Corporation
                           One Invacare Way, P.O. Box 4028
                           Elyria, Ohio 44036-2125

     You are urged to sign and return your proxy promptly in the enclosed return envelope to make certain your shares will be voted at the annual meeting.

                                             By Order of the Board of Directors,





                                             Dale C. LaPorte
                                             Secretary

                                                                      Appendix A

     The following is the full text of the proposed amendments to the Amended and Restated Articles of Incorporation of Invacare Corporation (the "Corporation"), reflecting the amendments described in Proposal No. 2 of the Corporation's Proxy Statement dated April 9, 2007.

     RESOLVED,   that  the  Corporation's   Amended  and  Restated  Articles  of
Incorporation be and hereby is amended as follows:

     1. Paragraph 4.1(i) of Article IV, Subdivision B of the Corporation's Amended and Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

          "(i) Each Class B Common Share shall be convertible, at any time, at the office of any transfer agent for the Common Shares of the Corporation, and at such other place or places, if any, as the Board of Directors may determine, into one fully paid and nonassessable Common Share of the Corporation upon surrender at such office or other place of the certificate or certificates representing any certificated Class B Common Shares so to be converted or, in the case of non-certificated shares, upon written request in form and substance acceptable to the Corporation or any transfer agent for the shares, accompanied by such assurances as the Corporation or such transfer agent may require. In no event, upon conversion of any Class B Common Shares into Common Shares, shall any allowance or adjustment be made in respect of dividends on the Class B Common Shares or the Common Shares."

     2. Paragraph 4.1(ii) of Article IV, Subdivision B of the Corporation's Amended and Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

          "(ii) Class B Common Shares shall be deemed to have been converted and the person converting the same shall become a holder of Common Shares for the purpose of receiving dividends and for all other purposes whatsoever as of the date when the Class B Common Shares to be converted are surrendered to the Corporation as provided in paragraph 4.1(v)."

     3. Paragraph 4.1(v) of Article IV, Subdivision B of the Corporation's Amended and Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

          "(v) Before any holder of Class B Common Shares shall be entitled to convert the same into Common Shares, he shall give written notice to the Corporation at the office of a transfer agent for the Common Shares, or at such other place or places, if any, as the Board of Directors may determine, that he elects so to convert Class B Common Shares in form and substance acceptable to the Corporation or such transfer agent, accompanied by a duly endorsed stock power and/or such other assurances as the Corporation or such transfer agent may require, including, if appropriate, endorsed certificate(s) (for certificated shares) and duly executed instruments of transfer. Unless the Common Shares are to be issued in the name of the registered owner of the Class B Common Shares so converted, the holder shall state in writing the name or names in which he wishes the Common Shares to be issued, and shall furnish all requisite stock transfer and stock issuance tax stamps, or funds therefor. The Corporation shall as soon as practicable after such deposit of Class B Common Shares, accompanied by the written notice above prescribed, issue and deliver, at the office or place at which such Class B Common Shares were deposited, to the person for whose account Class B Common Shares were so surrendered, or to his assignee or assignees, the number of full Common Shares to which he shall be entitled as aforesaid."

     4. The last sentence of Paragraph 4.2 of Article IV, Subdivision B of the Corporation's Amended and Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

          "In the event of any such automatic conversion, each certificated and non-certificated Class B Common Share will thereafter represent a Common Share."

     5. Paragraph 6.1(i)(A)(4) of Article IV, Subdivision B of the Corporation's Amended and Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

          "(4) A corporation if all of the outstanding capital stock of such corporation is beneficially owned by, or a partnership if all of the partners are and all of the partnership interests are beneficially owned by, the Holder and his Permitted Transferees determined under this paragraph 6.1(1)(A) provided that if by reason of any change in the ownership of such stock or partners or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee of such Holder or his Permitted Transferees, all Class B Common Shares then held by such corporation or partnership shall immediately and automatically, without further act or deed on the part of the Corporation or any other person, be converted into Common Shares on a share-for-share basis, and certificated and non-certificated Class B Common Shares shall thereupon and thereafter be deemed to represent the like number of Common Shares;"

     6. Paragraph 6.3 of Article IV, Subdivision B of the Corporation's Amended and Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

          "6.3 The Corporation shall note on certificates representing the Class B Common Shares and on written notices relating to non-certificated Class B Common Shares that there are restrictions on transfer and registration of transfer to the extent imposed by paragraph 6.1."

     7. The last sentence of Paragraph 6.5 of Article IV, Subdivision B of the Corporation's Amended and Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

          "In the event that a holder of Class B Common Shares transfers such shares after the effective date of such cancellation to a non-Permitted Transferee, such transfer shall presumptively be deemed to be an election by such holder to convert such Class B Common Shares into Common Shares immediately prior to the effectiveness of such transfer unless the transferring holder or his agent shall give written notice to the Company or its transfer agent at the time of delivery of the Class B Common Shares to be transferred that the holder and the transferee of such Class B Common Shares intend to transfer the Class B Common Shares and that no such conversion is intended."

     8. The  following is hereby  inserted as a new  Paragraph (c) at the end of
Article VI of the Corporation's Amended and Restated Articles of Incorporation:

          "(c) Subject to and in a manner not inconsistent with applicable law, the Board of Directors may provide by resolution that some or all of any or all classes and series of shares of capital stock of the Corporation shall be non-certificated shares, provided that the resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation and the resolution shall not apply to certificated shares issued in exchange for non-certificated shares. Except as expressly provided by law, the rights and obligations of the holders of non-certificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. Notwithstanding the foregoing, a shareholder of record shall have the right, so long as it may be required by applicable law, to receive one or more certificates representing some or all of the shares held of record by such shareholder by making a written request therefor to the Corporation or any transfer agent for the applicable class of shares, accompanied by such assurances as the Corporation or such transfer agent may require; provided, however, that shareholders holding shares of the Corporation under one or more of the Corporation's benefit plans for officers, directors and/or employees shall have no such right to have certificates representing shares issued unless such a right is provided for under the applicable benefit plan, required by applicable law or otherwise ordered by the Board of Directors or a committee thereof."

     RESOLVED FURTHER, that the President and Secretary of the Corporation be and they are hereby authorized and directed to execute and file in the office of the Secretary of State of Ohio an appropriate Certificate of Amendment, pay any filing fees and take any and all other actions in order to carry out the intent and purposes of the preceding resolution and render effective such amendment to the Amended and Restated Articles of Incorporation.

                                   * * * * *

                                                                      Appendix B

                              INVACARE CORPORATION
                PROXY FOR COMMON SHARES AND CLASS B COMMON SHARES

                 Annual Meeting of Shareholders --- May 24, 2007
           This Proxy is solicited on behalf of the Board of Directors

     The undersigned hereby (i) appoints GERALD B. BLOUCH, GREGORY C. THOMPSON and DALE C. LAPORTE, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all the Common Shares and Class B Common Shares of INVACARE CORPORATION (the "Company"), which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Thursday, May 24, 2007 at 10:00 A.M. (EDT) and at any adjournments thereof, hereby revoking any and all Proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all the Common Shares and Class B Common Shares of the Company represented by this Proxy on the reverse side.

                                  Dated: _______________________________ , 2007


                                  ______________________________________
                                  Signature

                                  ______________________________________
                                  (Signature if held jointly)

                                  Your signature to the Proxy form should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the name of each joint owner must be signed.


       Please date, sign and return promptly in the accompanying envelope.

This proxy, when properly executed, will be voted with the understanding that if no directions are given below, said shares will be voted "FOR" the election of the four Directors nominated by the Board of Directors, "FOR" Proposal No. 2 and No. 3 and "AGAINST" Proposal No. 4.

     (1)  ELECTION of Directors each to serve a three year term ending in 2010.

     ( )  FOR all nominees listed (except as   ( )  WITHHOLD AUTHORITY to vote
          marked to the contrary below)             for all nominees listed

             John R. Kasich, Dan T. Moore, III, Joseph B. Richey, II
                           and General James L. Jones

     (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.)

--------------------------------------------------------------------------------

     (2) PROPOSAL to approve and adopt amendments to the Company's Amended and Restated Articles of Incorporation to permit the Company to issue non-certificated shares.

          ( ) FOR       ( )AGAINST       ( )ABSTAIN

     (3) PROPOSAL to ratify appointment of Ernst & Young LLP as the Company's independent auditors.

          ( ) FOR       ( )AGAINST       ( )ABSTAIN

     (4) PROPOSAL to adopt a shareholder proposal, if properly presented at the annual meeting.

          ( ) FOR       ( )AGAINST       ( )ABSTAIN

     (5) In their discretion to act on any other matters which may properly come before the Annual Meeting.

                                      (Continued and to be signed on other side)

                                                                      Appendix C

                              INVACARE CORPORATION
                    COMMON SHARES AND CLASS B COMMON SHARES
                             VOTING INSTRUCTION CARD

                 Annual Meeting of Shareholders --- May 24, 2007
             This Card is solicited on behalf of the trustees of the
                        Invacare Retirement Savings Plan

     The undersigned hereby instructs the trustees of the Invacare Retirement Savings Plan to vote the Common Shares and Class B Common Shares of INVACARE CORPORATION (the "Company") which the undersigned is entitled to vote as a participant in an employee benefit plan which may be funded by the Invacare Retirement Savings Plan at the Annual Meeting of Shareholders of the Company, to be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Thursday, May 24, 2007 at 10:00 A.M.
(EDT) and at any adjournments thereof. The undersigned authorizes and directs the trustees of the Invacare Retirement Savings Plan to vote all the Common Shares and Class B Common Shares of the Company represented by this Card on the reverse side.


                                  Dated: _______________________________ , 2007


                                  ______________________________________
                                  Signature

                                  ______________________________________
                                  (Signature if held jointly)

                                  Your signature to the Instruction Card form should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the name of each joint owner must be signed.

       Please date, sign and return promptly in the accompanying envelope.

This voting instruction card, when properly executed, will be voted with the understanding that if no directions are given below, said shares will be voted "FOR" the election of the four Directors nominated by the Board of Directors, "FOR" Proposal No. 2 and No. 3 and "AGAINST" Proposal No. 4.

     (1)  ELECTION of Directors each to serve a three year term ending in 2010.

     ( )  FOR all nominees listed (except as   ( )  WITHHOLD AUTHORITY to vote
          marked to the contrary below)             for all nominees listed

             John R. Kasich, Dan T. Moore, III, Joseph B. Richey, II
                           and General James L. Jones

     (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.)

--------------------------------------------------------------------------------

     (2) PROPOSAL to approve and adopt amendments to the Company's Amended and Restated Articles of Incorporation to permit the Company to issue non-certificated shares.

          ( ) FOR       ( )AGAINST       ( )ABSTAIN

     (3) PROPOSAL to ratify appointment of Ernst & Young LLP as the Company's independent auditors.

          ( ) FOR       ( )AGAINST       ( )ABSTAIN

     (4) PROPOSAL to adopt a shareholder proposal, if properly presented at the annual meeting.

          ( ) FOR       ( )AGAINST       ( )ABSTAIN

     (5) In their discretion to act on any other matters which may properly come before the Annual Meeting.

                                      (Continued and to be signed on other side)